SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), is entered into effective as of January 28, 2016 by and among (i) DSIT SOLUTIONS LTD. (the “Company”), (ii) RAFAEL ADVANCED DEFENSE SYSTEMS LTD. (the “Purchaser”), (iii) each of the Persons identified on Exhibit A, the “Sellers”), and (iv) Michael Barth, as the Shareholders Representative.

RECITALS

WHEREAS, the Sellers, the Signing Sellers and the Non-Signing Sellers, as defined below own of record and beneficially 100% of the issued and outstanding share capital of the Company on a Fully Diluted Basis, as of the date hereof and as of Closing;

WHEREAS, each of the Signing Sellers listed in Exhibit A-1 shall execute prior to the Closing an Exercise, Sale and Waiver Letter in the form attached hereto as Exhibit A-2 (the “Signing Sellers Exercise, Sale and Waiver Letter”) under which such Signing Seller shall exercise all of its Options prior to the Closing and shall sell certain of the Shares received pursuant to such exercise to Purchaser;

WHEREAS, each of the Non-Signing Sellers listed in Exhibit A-3 shall execute prior to the Closing an Exercise, Sale and Waiver Letter in the form attached hereto as Exhibit A-4 (the “Non-Signing Sellers Exercise, Sale and Waiver Letter”) under which each of such Non-Signing Seller shall exercise all of its Options prior to the Closing and shall sell all of the Shares received pursuant to such exercise to Purchaser;

WHEREAS, the Purchaser desires to acquire 50% of the share capital of the Company on a Fully Diluted Basis, free and clear of any Liens, and the Sellers, the Signing Sellers and the Non-Signing Sellers desire to sell to the Purchaser in the aggregate 50% of the shares of the Company on a Fully Diluted Basis, on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual representations, warranties, promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I

Definitions

Section 1.01 Certain Definitions.

As used in this Agreement, the following terms have the following meanings:

“Accounting Principles” means generally accepted accounting principles in the United States (“US GAAP”), consistently applied throughout the respective periods covered.

“Acquisition Proposal” means any oral or written agreement, offer, proposal or bona fide indication of interest (other than this Agreement or any other offer, proposal or indication of interest by the Purchaser), or any public announcement of intention to enter into any such agreement or of (or intention to make) any offer, proposal or bona fide indication of interest, with respect to an Acquisition Transaction.

“Acquisition Transaction” means, whether in any single transaction or series of transactions: (a) any transaction or series of transactions involving the sale, lease, license, pledge, exchange, transfer or other disposition of all or any portion of the Company’s business or assets (or any material asset) (other than in the ordinary course consistent with past practice); (b) the issuance, disposition or acquisition of (i) any share capital or other equity security of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any share capital, unit or other equity security of the Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any share capital or other equity security of the Company; (c) any merger, consolidation, business combination, plan of arrangement, joint venture, reorganization, recapitalization, tender offer, exchange or similar transaction involving the Company, its equity or assets; or (d) any liquidation, dissolution or winding up of the Company.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of such Person or the management of such Person, whether through ownership of voting securities, by contract or otherwise. With respect to any Persons jointly holding, each holder and its respective Affiliates. In case of any obligation of the Purchaser, such term shall only mean any other Person controlled by the Purchaser.

“Antitrust Laws” shall mean any applicable local or foreign competition, antitrust or investment or trade regulatory Applicable Laws, including the Israeli Restrictive Trade Practices Law, 5748-1988 and the regulations promulgated thereunder.

“Applicable Law” means, with respect to any Person, any law, including any federal, state, local, municipal, or other law (including common law), statutes, regulations, regulatory guidance, directives, constitution, treaty, convention, ordinance, code, rule, regulation, Order or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended, unless expressly specified otherwise.

“Business Day” means a day, other than Friday and Saturday or other day on which commercial banks in Tel Aviv, Israel are authorized or required by Applicable Law to close.

“Change of Control Payments” means the aggregate amount of all change of control, bonus, termination, severance or other similar payments that are payable by the Company to any Person as a result of or in connection with the transactions contemplated by this Agreement (alone or in combination with any other event), together with any employer-paid portion of any employment and payroll taxes related thereto.

“Company Debt” means at any specified time, any of the following indebtedness of the Company (whether or not contingent and including, without limitation, any and all principal, accrued and unpaid interest, prepayment premiums or penalties, redemption costs and fees, related expenses, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and other amounts which would be payable in connection therewith): (a) any obligations for borrowed money or in respect of loans or advances (whether or not evidenced by bonds, debentures, notes, or other similar instruments or debt securities); (b) any obligations as lessee under any lease or similar arrangement required to be recorded as a capital lease in accordance with Accounting Principles; (c) all liabilities under or in connection with letters of credit or bankers’ acceptances, performance bonds, sureties or similar obligations that have been drawn down, in each case, to the extent of such draw; (d) any obligations to pay the deferred purchase price of property, goods or services (including any “earn-out” or similar payments); (e) all liabilities arising from cash/book overdrafts; (f) all liabilities under conditional sale or other title retention agreements; (g) all liabilities arising out of interest rate, financial derivatives and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (h) any liability or obligation of others guaranteed by, or secured by any Lien on any assets or properties of, the Company; and (i) any long term liability required to be identified as such pursuant to Accounting Principles.

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“Company Disclosure Schedule” means the disclosure schedule dated the date of this Agreement that has been delivered by the Company and the Sellers to the Purchaser pursuant to Article III and Article IV.

“Company Intellectual Property” means any Intellectual Property that is owned by or licensed to the Company, or otherwise used or held for use in connection with the operation of the business of the Company, including Company-Owned Intellectual Property.

“Company-Owned Intellectual Property” means any Intellectual Property that is purported to be owned by or exclusively licensed to the Company.

“Company Shares” means the Ordinary Shares and the Preferred Shares.

“Company Source Code” means, collectively, any human readable Software source code, or any material portion or aspect of the Software source code, or any material proprietary information or algorithm contained, embedded or implemented in, in any manner, any Software source code, in each case for any Company Product.

“Confidential Information” means any and all non-public or confidential or proprietary information of the Company, including Trade Secrets, techniques, know-how, processes, equipment, algorithms, Software, design details and specifications, financial information, customer lists, business forecasts, sales and marketing plans, all notes, analyses, reports, compilations, studies, interpretations, summaries or other documents, and any and all non-public or confidential or proprietary information disclosed to the Company or any of its Representative by any other Person on a confidential basis.

“Consent” means any consent, approval, license, permission, requirement, exemption, Order, waiver, allowance, novation, authorization, declaration, clearances, filing, registration or notification.

“Contract” means, with respect to a Person, any contract, agreement, understanding, arrangement, undertaking, obligation, promise and commitment, indenture, note or bond (whether written or oral and whether express or implied) (i) to which such Person is a party, (ii) under which such Person has any rights, (iii) under which such Person has any Liability, or (iv) by which such Person, or any of the assets or properties owned or used by such Person, is bound, including all license agreements, manufacturing agreements, supply agreements, purchase orders, sales orders, distributor agreements, sales representation agreements, warranty agreements, indemnity agreements, maintenance and service agreements, employment and consulting agreements, guarantees, credit agreements, notes, mortgages, security agreements, financing leases, leases, comfort letters, derivative agreements, confidentiality agreements, joint venture agreements, partnership agreements, binding open bids and RFIs, RFPs and the like, powers of attorney, binding memoranda of understanding and binding letters of intent, including, in each case, all amendments, modifications and supplements thereto and Consents thereunder.

“Copyrights” means as set forth in the definition “Intellectual Property”.

“Documents” means all files, documents, instruments, correspondence, papers, books, reports, records, tapes, microfilms, photographs, letters, mails, e-mails, budgets, forecasts, ledgers, journals, customer lists, customer files, supplier lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing and advertising documentation (sales brochures, flyers, pamphlets, promotional materials, web pages, etc.), and other similar materials, in each case in whatever form, including electronic databases, printed and other electronic media.

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“Domain Names” means all Internet domain names, general-use e-mail addresses, Internet electronic addresses, uniform resource locators (URL) and alphanumeric designations associated therewith and all registrations for any of the foregoing, worldwide.

“Earnout Payment(s)” means each of the 2016, 2017 and 2018 Earnout Payment(s) (as such terms are defined in the Earnout Schedule attached hereto as Exhibit B), as the case may be.

“Environmental Laws” means any Applicable Law or any agreement with any Governmental Authority or other Person, relating to human health and safety, the environment or to Hazardous Substances, including, but not limited to, to the extent applicable, the Israeli Packaging Law, 5771-2011, the European Union Directive on Waste Electrical and Electronic Equipment in Europe and each state’s Electronic Waste Recycling Act in the United States and other Applicable Laws relating to the recycling of electronic waste.

“Environmental Permits” means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of the Company and/or the Company Subsidiaries as currently conducted or as proposed to be conducted.

“Escrow Agent” means ESOP Management and Trust Services Ltd. or such other entity selected by the Purchaser and the Shareholders Representative to act as escrow agent under the Escrow Agreement.

“Escrow Agreement” means the escrow agreement by and among the Purchaser, the Shareholders Representative and the Escrow Agent in the form of Exhibit C attached hereto.

“Fully Diluted Basis” means the issued and outstanding share capital of the Company assuming and taking into account the exercise or conversion of all existing or promised securities, convertible debts, warrants, options and anti-dilution rights.

“Governmental Authority” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign or other government, (c) governmental, quasi governmental or regulatory body of any nature, including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, organization, unit, or body, or (d) court, arbitrator, public tribunal or other body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature; or (e) any official of any of the foregoing.

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Applicable Law; or (b) right under any Contract with any Governmental Authority.

“Grant” means any grant, incentive, subsidy, award, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit, relief or privilege provided or made available by or on behalf of or under the authority or funding of any Governmental Authority or any other Person or entity.

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“Hazardous Substances” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Applicable Law relating to human health and safety, the environment or any of the foregoing substances.

“Intellectual Property” means any and all worldwide industrial and intellectual property rights and all rights associated therewith, including (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, improvements, and all patents (including utility and design patents, industrial designs and utility models), patent applications, and all other rights of inventorship, worldwide, together with all reissuances, renewals, extensions, provisionals, continuations, continuations-in-part, divisions, revisions, supplementary protection certificates, extensions and re-examinations thereof (collectively, “Patents”); (b) trademarks, common law trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Domain Names, other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), together with the goodwill associated with any of the foregoing throughout the world, and all applications, registrations and renewals thereof anywhere in the world (collectively, “Trademarks”); (c) copyrights copyrightable works, rights in databases, data collections, registrations and applications for any of the foregoing, including in and to works of authorship, moral rights, mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology, and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations, collective works, and derivative works thereof (collectively, “Copyrights”); (d) all trade secrets and corresponding rights in confidential information and other non-public information (whether or not patentable), including research and development information, inventions, invention disclosures, unpatented blueprints, know-how, formulas, compositions, inventor’s notes, discoveries and improvements, manufacturing and production processes and techniques, testing information, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information, engineering, production and other designs, plans, drawings, engineering notebooks, industrial models, software and specifications (collectively, “Trade Secrets”); (e) all (i) software, computer programs, computer-based databases and compilations, in any form, including any and all software implementations of algorithms, models and methodologies, Internet web sites, web content and links, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, development tools, library functions, compilers, and data formats, whether in source code or object code, (ii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, (iii) all versions, updates, corrections, enhancements and modifications related to any of the foregoing, and (iv) all Documents (including, user manuals, training documentation, developer notes, comments and annotations) related to any of the foregoing (collectively, “Software”); (f) all rights to sue for and remedies against past, present and future infringements of any or all of the foregoing and rights of priority and protection of interests therein under the Laws of any jurisdiction worldwide; (g) all copies and tangible embodiments of any or all of the foregoing (in whatever form or medium, including electronic media); and (h) all other proprietary, intellectual property and other rights relating to any or all of the foregoing.

“Internet Resources” means all Domain Names, electronic addresses, uniform resource locators (URL) and other online resources.

“Israeli Tax Ordinance” means the Israeli Tax Ordinance (New Version), and any regulations promulgated thereunder, as may be amended from time to time.

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“Key Persons” means the Persons identified on Exhibit D.

“Knowledge” (and expressions of similar import) means (i) with respect to the Company, the knowledge of each of the following: any of the Company’s directors, officers and Key Persons; and (ii) with respect to a Seller, the knowledge of such Seller (including such Seller’s directors and officers and any individual ultimately controlling such Seller, if applicable). A Person will be deemed to have “Knowledge” of a particular fact or matter if such Person (or any of its officers or directors) is actually aware of such fact or matter or if such Person should have become aware of such fact or matter after making reasonable inquiry or otherwise in the course of performing such Person’s duties (including, without limitation, to the extent required, inquiry of such Persons who may be reasonably expected to have knowledge of the fact or matter asserted).

“Liability” means any and all claims, debts, liabilities, Tax, penalty, fine, judgment, losses, loss of benefit or relief, cost or expense, obligations and commitments of whatever nature, fixed, absolute or contingent, matured or un-matured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise) regardless of whether the same would be required by Accounting Principles to be reflected as a liability in financial statements or disclosed in the notes thereto.

“Lien” means, with respect to any security, property or asset, as the case may be, any mortgage, lien, pledge, charge, security interest, encumbrance, hypothecation, options, easement, trust, equitable interest, servitude, proxies, right of first refusal, defect in title, impediment of title, impairment of title, imperfection of title, preemptive right or restrictions or rights of third parties of any nature (including any spousal community property rights, any restriction on the voting, transfer, receipt of any income derived from, the possession of any security, or the exercise or transfer of any other attribute of ownership of a security) or other adverse claim of any kind in respect of such property or asset, existing or known to be pending restriction on the use of any asset or the possession, exercise or transfer of any attribute of ownership of any asset, or any claim with respect to any of the foregoing. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Losses” means any and all losses, Liabilities, claims, damages, deficiencies, diminutions in value, fines, payments, Taxes, costs and expenses, whether or not arising from or in connection with any third-party claims (including, without limitation, interest, penalties, attorneys’, accountants’, consultants’ and experts’ costs, fees and expenses and all amounts paid in investigation, preparation for, defense or settlement of any Proceedings) or any other claim, default, demands, assessments, judgments, settlements and compromises (including in asserting, preserving or enforcing an indemnified party’s rights under this Agreement or any Transaction Document), plus interest from the date of incurrence to the extent applicable, and in all cases, with respect to Losses of the Company, taking into account, when determining the Losses of the Purchaser, the ownership percentage of the Purchaser in the Company.

“Material Adverse Effect” means any event, change, effect, condition or circumstance that, when taken individually or together with any other adverse events, changes or effects, is or is reasonably likely (a) to be materially adverse (i) to the business, assets, liabilities, affairs, operations, results of operations, cash flows or condition (financial or otherwise) of the Company or (ii) to the unrestricted right of the Purchaser to use, exploit or derive benefits from the assets, properties and business of the Company; or (b) to prevent or materially delay consummation of the transactions contemplated by this Agreement or performance by the Company or any Seller of any material obligations under this Agreement or the Transaction Documents; other than any change, effect, event, occurrence, condition, development or state of facts arising from or relating to changes or conditions generally affecting the industries or markets related to the business of the Company to the extent that such changes or conditions do not have a disproportionate adverse effect on the Company as a whole relative to other similarly situated companies.

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“Open Source Materials” means any means any Software or other material that (i) contains, or is derived in any manner (in whole or in part) from, any software that is or is required to be distributed as freeware, free software, open source software, shareware, or similar licensing or distributing models; or (ii) is subject to any agreement with terms or conditions that impose any requirement that any software using, linked with, incorporating, distributed with, based on, derived from or accessing, the software: (A) be disclosed, made available or distributed in source code or object code form; (B) be licensed for the purpose of making derivative works and/or redistributable; (C) be licensed under terms that allow or permit any third party to decompile, recompile, update, modify, reverse engineering, reverse assembly or disassembly all or any part of the software or merge the software into any other software; or (D) be redistributable at no charge. Open Source Materials includes, but is not limited to, any license which complies with the Open Source Initiative Corporation’s (OSI) open source definition or which is, or is equivalent to, a license approved by OSI, or software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); the Artistic License (e.g., PERL); the Mozilla Public License(s); the Netscape Public License; the Berkeley Software Design (BSD) license including Free BSD or BSD-style license; the Sun Community Source License (SCSL) and the Sun Industry Standards License (SISL); an Open Source Foundation License (e.g., CDE and Motif UNIX user interfaces); the Apache Server license; and any licenses listed at http://www.opensource.org/licenses.

“Options” means (i) securities, instruments or obligations that are or may become convertible into or exchangeable for Company Shares or other securities of the Company; (ii) subscriptions, options, calls, convertible notes, warrants or rights (whether or not currently exercisable) to acquire any Company Shares or other securities of the Company; and (iii) Contracts under which the Company is or may become obligated to sell or otherwise issue any Company Shares or any other securities.

“Order” means any temporary, preliminary or permanent order, injunction, judgment, decree, edict, pronouncement, determination, reported decision, published opinion, verdict, sentence, stipulation, subpoena, ruling, writ, assessment or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Authority or any arbitrator or arbitration panel or any Contract with any Governmental Authority that is or has been entered into in connection with any Proceeding.

“Ordinary Shares” means the Ordinary Shares, nominal value NIS 0.01 each, of the Company.

“Patents” means as set forth in the definition “Intellectual Property”.

“Paying Agent” means ESOP Management and Trust Services Ltd. or such other entity selected by the Purchaser to act as a paying agent.

“Payment Spreadsheet” means the payment spreadsheet to be delivered to the Purchaser pursuant to Section 6.08.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, trust, estate, unincorporated organization, Governmental Authority or other entity.

“Preferred Shares” means the Preferred A Shares, nominal value NIS 0.01 each, of the Company.

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“Pro Rata Portion” means, with respect to each Seller, the percentage appearing opposite the name of such Seller in Exhibit A in the column titled Pro Rata Portion.

“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Registered Intellectual Property” means any Intellectual Property that is the subject of an application, certificate, filing, registration, renewal or other document issued, filed with, or recorded by any Governmental Authority, including Patents, Trademarks, Copyrights and Domain Names.

“Representative(s)” means, with respect to any Person, such Person’s Affiliates, directors, officers, employees, agents, consultants, advisors and other representatives, including legal counsel, accountants and financial advisors.

“Interim Loan Amount” means an amount of up to USD 350,000 plus interest at the rate set forth in the Amended and Restated Loan Agreement owed by Acorn to the Company, in accordance with the terms of the Amended and Restated Loan Agreement (as defined below).

“Sellers Disclosure Schedule” means the disclosure schedule dated the date of this Agreement that has been delivered by the Sellers to the Purchaser pursuant to Article IV.

“Shareholders Representative” means the Person indicated above as Shareholders Representative on the date hereof, or any representative appointed as a successor or in replacement thereof, from time to time, in accordance with this Agreement.

“Software” means as set forth in the definition “Intellectual Property”.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Tax” or “Taxes” means any and all taxes, charges, duties, fees, levies, imposts or other assessments, reassessments, or mandatory payments of any kind whatsoever, whether direct or indirect, imposed by or payable to or accrued to the benefit of any federal, state, municipal, local or foreign tax authority and/or Governmental Authority, including, without limitation, gross income, net income, gross receipts, license, payroll, employment, workers’ compensation, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, property, personal property, sales, use, transfer, registration, value added, business, ad valorem, duties, turnover, goods, production, occupancy, utility, services, municipal, real property, abandoned property under escheatment laws, capital gain, transfer and gain, alternative or add-on minimum, estimated, or other taxes or mandatory payments of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including any liability for the foregoing by reason of membership in affiliated, consolidated, combined, unitary or similar Tax group by Contract, indemnity or otherwise and any obligation to indemnify or otherwise assume or succeed to the Liability of any other Person with respect to any of the forgoing.

“Tax Return” means any return, statement, declaration, notice, certificate, report or other document that is or has been filed with or submitted to, or is or was required to be filed with or submitted to any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law related to any Tax (including any attachments thereto, and any amendment thereof) including, but not limited to, any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes Company, the Seller, or any of their Affiliates.

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“Taxing Authority” means any Israeli or foreign tax authority and any other Governmental Authority responsible for the imposition, assessment, collection or administration of any Tax.

“Third Party” means (whether or not a capitalized term) any Person, including the parties hereto, other than the referenced Person or Persons.

“Trademarks” means as set forth in the definition “Intellectual Property”.

“Trade Secrets” means as set forth in the definition “Intellectual Property”.

“Transaction Documents” means this Agreement, its exhibits and schedules and any and all other written Contracts, certificates and documents attached, ancillary or to be delivered pursuant hereto or thereto.

“Transaction Expenses” means any and all (whether or not disclosed) unpaid costs, fees and expenses (including value added tax thereon) of outside professionals incurred or payable by the Company (whether on its behalf or for any Seller) arising from or in connection with the negotiation, execution and consummation of the Transaction Documents and transactions contemplated thereby, including all legal fees, tax, consulting, accounting, audit, investment banking, broker, finder, financial advisor or other similar fees, including all applicable VAT.

“Transactions” means the purchase of the Company Shares by the Purchaser and all the other transactions contemplated by this Agreement and the other Transaction Documents.

“Valid Tax Certificate” means a valid certificate, ruling or any other written instructions regarding Tax withholding, issued by the Israeli Taxing Authority in customary form and substance reasonably satisfactory to the Purchaser (which includes the Purchaser’s opportunity to review, comment and approve the application to the Israeli Taxing Authority) that is applicable to the payments to be made to any Person pursuant to this Agreement stating that no withholding, or reduced withholding, of Israeli Tax is required with respect to such payment or providing any other instructions regarding Tax withholding.

Section 1.02 Reserved.

Section 1.03 Definitional and Interpretative Provisions.

(a) The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

(c) All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

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(d) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

(e) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

(f) All references to time shall refer to Israel time. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.

(g) The use of the word “or” shall not, necessarily, be exclusive.

(h) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(i) Any agreement or instrument defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement or instrument as from time to time amended, modified or supplemented. Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.

(j) The term “foreign” when used with respect to Applicable Law or a Governmental Authority shall refer to all jurisdictions other than Israel.

(k) The term “Dollar”, “$”, or US$ shall refer to the currency of the United States of America.

(l) Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the first Business Day following if the last day of the period is not a Business Day.

Article II

Purchase Of Company Shares

Section 2.01 Purchase and Sale of the Company Shares.

Subject to the terms and conditions set forth in this Agreement, and in reliance on the representations, warranties and covenants of the Company and the Sellers, at the Closing (i) the Non-Signing Sellers (acting through an instruction to ESOP Management and Trust Services Ltd. (“ESOP”), if applicable), shall sell and transfer to the Purchaser their respective Shares (in the aggregate, 73,142 of the Company Shares) pursuant to the terms of their respective Non-Signing Sellers Exercise, Sale and Waiver Letter (the total of such Shares of the Non-Signing Shares as is set forth on Exhibit A-3, hereinafter the “Non-Signing Sellers’ Shares”), (ii) the Signing Sellers (acting through an instruction to ESOP, if applicable), shall sell and transfer to the Purchaser a certain portion of their respective Shares (in the aggregate, 1,021,242 of the Company Shares) pursuant to the terms of their respective Signing Sellers Exercise, Sale and Waiver Letter (the total of such Shares of the Signing Shares as is set forth on Exhibit A-1, hereinafter the “Signing Sellers’ Shares”) and (iii) the Sellers, the Non-Signing Sellers and the Signing Sellers shall sell, assign, transfer and deliver to the Purchaser, in the aggregate, 1,094,384 of the Company Shares (each Seller, Non-Signing Seller and Signing Seller shall sell, assign, transfer and deliver to the Purchaser such number of Company Shares appearing opposite the name of such Seller, Signing Seller and Non-Signing Seller in Exhibit A, Exhibit A-1 and Exhibit A-3, respectively, in the column titled “Number of Purchased Shares” – such aggregate Shares, the “Purchased Shares”), representing 50% of the share capital of the Company on a Fully Diluted Basis, and (ii) the Purchaser shall purchase, acquire and accept from the Sellers, the Non-Signing Sellers and the Signing Sellers all of the Purchased Shares, in each case, free and clear of any and all Liens. At the Closing, the Purchaser shall purchase all (and not less than all) of the Purchased Shares.

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Section 2.02 Consideration.

(a) General. In consideration of the sale, assignment, transfer and delivery of the Purchased Shares to the Purchaser at the Closing under the terms and conditions of this Agreement, (i) the Purchaser shall transfer the Purchase Price, subject to withholding, deductions and the other terms and conditions of this Agreement, and (ii) each Seller, Signing Seller and Non-Signing Seller shall be eligible to receive, subject to the terms of this Agreement and the procedure set forth in this Section 2.02, such Seller’s, Signing Seller’s and Non-Signing Seller’s respective payments pursuant to Section 2.02(d), subject to deductions as provided herein.

(b) Appointment of Paying Agent. No later than the Closing, the Purchaser shall appoint the Paying Agent to act as its paying agent and withholding agent (as instructed by Purchaser) with respect to the payment to the Sellers, the Signing Sellers and the Non-Signing Sellers due hereunder. Other than with respect to the withholding as may be required by Applicable Law, the Paying Agent shall act as the agent and upon the instructions of the Sellers Representative and the Purchaser, acting jointly.

(c) Payment Mechanism. The Purchaser shall deposit with the Paying Agent (i) each payment to Acorn in US$, and (ii) payments to the other Sellers, the Signing Sellers and the Non-Signing Sellers in NIS (in accordance with the representative rate of exchange published by the Bank of Israel immediately prior to the payment of the Purchaser to the Paying Agent), if and when payable by the Purchaser in accordance with the terms of this Agreement. The Paying Agent shall disburse from each such payment to the Sellers, to the Signing Sellers and to the Non-Signing Sellers in accordance with the Payment Spreadsheet, subject to Section 2.03, following receipt by the Paying Agent of an executed copy of a letter of transmittal in the form attached hereto as Schedule 2.02 (the “Letter of Transmittal”), accompanied by such Seller’s certificate(s) representing such Seller’s Company Shares (or affidavit of lost share certificate(s) in lieu). The allocation of the Purchase Price (and the Earnout Payments, if applicable) among the Sellers and the Non-Signing Sellers, as set forth on the Payment Spreadsheet, Exhibit A-1 and Exhibit A-3 is solely the responsibility of the Sellers. The Purchaser and the Paying Agent are permitted and authorized to rely at all times on the allocation set forth in Exhibit A-1 and Exhibit A-3and the Payment Spreadsheet, and the wire instructions set forth in the Letter of Transmittal, and shall have no responsibility or liability with respect to such allocation or instructions.

(d) The Purchase Price. The purchase price shall consist of US$6,550,000 plus the Earnout Payments, subject to deductions as provided herein (collectively, the “Purchase Price”) and shall be paid, subject to withholdings and deductions, as follows:

(1) A payment in the amount of (A) US$6,550,000 (divided to NIS and USD as stipulated in Section 2.02(c)), less the Escrow Amount and (ii) a cash payment equals to the Interim Loan Amount (the “Interim Loan Amount Purchase Price”, and the result being the “Closing Payment”), shall be delivered by the Purchaser to the Paying Agent on the Closing Date, and (B) the Interim Loan Amount Purchase Price shall be delivered by the Purchaser to the Paying Agent, only following a written confirmation from the Company indicating that the Interim Loan Amount was paid to the Company in full (the “Interim Loan Amount Confirmation Date”). In the event that such confirmation was not presented within three (3) months of the Closing, such amount shall be deducted from Acorn’s consideration for its Purchased Shares.

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(2) The 2016 Earnout Payment, in an aggregate amount not exceeding US$333,333, to the extent payable in accordance with the Earnout Schedule (the “Earnout Schedule”);

(3) The 2017 Earnout Payment, in an aggregate amount not exceeding US$333,333, to the extent payable in accordance with the Earnout Schedule; and

(4) The 2018 Earnout Payment, in an aggregate amount not exceeding US$333,333, to the extent payable in accordance with the Earnout Schedule.

(e) Escrow Fund. At the Closing, the Purchaser will deliver to the Escrow Agent a cash amount of US$655,000 (such amount, as supplement in accordance with the following sentence, the “Escrow Amount”) to be held by the Escrow Agent pursuant to the Escrow Agreement (together with all income and interest earned or accrued thereon, the “Escrow Fund”) until the expiration of 18 months from the Closing (the “Escrow Period”), subject to extensions under Section 10.03(b). The Escrow Fund will be available to secure the indemnification and other payment obligations of the Sellers pursuant hereto, and shall be held and distributed in accordance with the terms of this Agreement and the Escrow Agreement. The Escrow Amount shall be contributed by each Seller based on its Pro Rata Portion.

(f) For the avoidance of doubt, the Purchase Price and the payments provided under this Agreement are for the entire Purchased Shares, and for the benefit of all the Sellers, the Signing Sellers and the non-Signing Sellers, and any payment required to be made by the Purchaser pursuant to the Signing Sellers Exercise, Sale and Waiver Letter and the Non-Signing Sellers Exercise, Sale and Waiver Letter (or under any other agreement, for purchasing the Purchased Shares from the Signing Sellers and the Non-Signing Sellers) shall be part of the Purchase Price and shall not require any additional payment whatsoever by the Purchaser.

Section 2.03 Withholding Tax.

(a) Each of the Purchaser, the Paying Agent and the Escrow Agent and any other person acting on their behalf shall be entitled to deduct and withhold (and timely remit to the applicable Taxing Authority) from any consideration payable or otherwise deliverable to any Person pursuant to this Agreement (including any portion of the Escrow Amount and any Earnout Payment and the Interim Loan Amount Purchase Price), such amounts as the Purchaser at its sole discretion determines that are required to be deducted and withheld with respect to the making of any such payment under any Applicable Law, including, without limitation, the Israeli Income Tax Ordinance, at the maximum applicable rate for such withholding, as determined by the Purchaser, unless the Purchaser is provided with an exemption from such withholding tax in respect of each such payment, or a withholding certificate from the Israeli Taxing Authority which determines the withholding tax rate or tax amount, to its reasonable satisfaction (and for the avoidance of doubt, with respect to Israeli Taxes, with a Valid Tax Certificate) at least five (5) Business Days prior to the date of such payment. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the payment recipient, in respect of which such deduction and withholding was made. The Purchaser, Paying Agent and Escrow Agent, as applicable, shall provide to the relevant payee evidence regarding any such withholding, following its request.

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(b) Notwithstanding the provisions of (a) Section 2.03(a) above, with respect to Israeli Taxes, the respective portion of Purchase Price payable to the Sellers at Closing shall be retained by the Purchaser/Paying Agent for the benefit of each such payment recipient for a period of one-hundred eighty (180) days from the Closing Date or an earlier date required in writing by a payment recipient (the “Withholding Drop Dead Date”) (during which time no payments shall be made to any payment recipient and no amounts for Israeli Taxes shall be withheld from the payments deliverable pursuant to this Agreement, except as provided below and during which time each payment recipient may obtain a Valid Tax Certificate). If a payment recipient delivers, no later than three (3) Business Days prior to the Withholding Drop Dead Date a Valid Tax Certificate to the Purchaser/Paying Agent, then the deduction and withholding of any Israeli Taxes shall be made only in accordance with the provisions of such Valid Tax Certificate and the balance of the payment that is not withheld shall be paid to such payment recipient. If any payment recipient (i) does not provide a Valid Tax Certificate by no later than three (3) Business Days before the Withholding Drop Dead Date, or (ii) submits a written request to the Purchaser to release the payment otherwise due to such recipient prior to the Withholding Drop Dead Date and fails to submit a Valid Tax Certificate no later than three (3) Business Days before such time, then the amount to be withheld from such payment recipient’s portion of the Purchase Price at Closing shall be calculated according to the applicable withholding rate as reasonably determined by Purchaser, which amount shall be increased by the interest plus linkage differences as defined in Section 159A of the Israeli Income Tax Ordinance for the time period between the fifteenth (15th) calendar day of the month following the month during which the Closing Date occurs and the time the relevant payment is made, and calculated in NIS based on a U.S. dollars to NIS exchange rate not lower than the effective exchange rate at (i) the Closing Date and (ii) the date in which the relevant payment is made to the applicable Seller.

(c) For the avoidance of doubt, in the absence of a Valid Tax Certificate which also applies to the payment recipient’s portion of the Escrow Amount and any Earnout Payment and the Interim Loan Amount Purchase Price, the applicable amount to be withheld from such payment recipient’s portion of any amount received at the Closing Date or retained by the Purchaser/Paying Agent in accordance with above sections will be calculated (as provided in the above sections) also on such payment recipient’s portion of the Escrow Amount and any Earnout Payment and the Interim Loan Amount Purchase Price, and will be deducted, and delivered to the Israeli Taxing Authority as provided above unless the Israeli Taxing Authority provides different written instructions reasonably satisfactory to the Purchaser.

Section 2.04 Closing.

(a) Time and Place. The consummation of the Transactions (the “Closing”) shall take place at the offices of Tadmor & Co. Yuval Levy & Co., Azrieli Centre, Square Tower, 34th floor, 132 Menachem Begin Road, Tel Aviv, Israel at a time and on a date to be specified by the parties, which shall be no later than the fifth Business Day after the satisfaction or waiver of all the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing), or at such other time, date and location as the Purchaser and the Shareholders Representative agree in writing. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date”.

(b) Transactions at Closing. At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously, and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(1) The Company and the Sellers shall deliver to the Purchaser the following agreements and documents:

(i) the Escrow Agreement executed by the Shareholders Representative and the Escrow Agent;

(ii) a certificate, in the form attached hereto as Exhibit E, executed on behalf of the Company by its chief executive officer, certifying (i) that the conditions set forth in Section 8.01 and Section 8.02 have been duly satisfied; and (ii) the resolutions of the board of directors and the shareholders of the Company approving this Agreement and the Transactions;

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(iii) a legal opinion of Pearl, Cohen, Zedek, Latzer, Baratz, counsel to the Company and to the Sellers other than Acorn and of Eillenberg & Krause counsel of Acorn, in the form attached hereto as Exhibit F and F-1, respectively;

(iv) share transfer deeds for the Purchased Shares in the form attached hereto as Exhibit G, duly executed by each Seller in favor of the Purchaser (or as it shall otherwise direct in writing) accompanied by their respective share certificates or affidavit in the form attached hereto as Exhibit G-1 evidencing that such certificate was lost or never issued;

(v) executed resolutions of the shareholders of the Company in the form attached hereto as Exhibit H (i) approving this Agreement and the Transaction Documents, and the consummation of the Transactions, and (ii) amending the current articles of association of the Company, including all amendments thereto (the “Current Articles”) by replacing them in their entirety with the amended and restated articles of association of the Company, attached hereto as Exhibit H-1 (the “Amended Articles”), and approving the appointment as directors of the Company of such person or persons to be identified by the Purchaser, such number of persons shall not be more than three (3);

(vi) executed resolutions of the board of directors of the Company in the form attached hereto as Exhibit I approving this Agreement and the Transaction Documents, and the consummation of the Transactions, the registration of the Share Transfer Deeds, the appointment as directors of the Company such person or persons to be identified by the Purchaser, the acceptance of the resignations of the existing directors of the Company listed in Exhibit I-1, and the adoption of new signatory rights in the Company acceptable to Purchaser;

(vii) the appointment of a firm of Independent Certified Public Accountants in the State of Israel who are affiliated with one of the “big four” U.S. accounting firms;

(viii) written resignations of directors, listed in Exhibit I-1, from their positions as directors effective as of the Closing Date, in the forms attached hereto as Exhibit J;

(ix) the Spousal Consent to entering into this Agreement and consummating the transactions contemplated hereby, including, without limitation, the transfer and sale of Purchased Shares held by such Seller to the Purchaser pursuant to the terms hereof, validly executed by the spouse of such Seller and delivered by the Seller to the Purchaser concurrently with the signing of this Agreement in the form of Exhibit K, shall be in full force and effect;

(x) the register of members of the Company evidencing the transfer and ownership of all of the Purchased Shares to the Purchaser certified by a director of the Company;

(xi) a new and validly executed share certificate(s) covering all of the Purchased Shares, issued in the name of the Purchaser;

(xii) evidence that the Company is in good standing and has paid any annual registration fees due to the Israeli Companies’ Registrar;

(xiii) the new employment agreements in the form attached hereto as Exhibit L, executed by each employee of the Company party thereto in a form approved by the Purchaser (the “New Employment Agreements”);

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(xiv) Assignments of Intellectual Property in favor of the Company in the form attached hereto as Exhibit M validly executed by each of the persons listed on Exhibit M-1;

(xv) Executed shareholders agreement executed by all parties thereto, other than the Purchaser, in the form attached hereto as Exhibit N (the “Shareholders Agreement”);

(xvi) The Amended and Restated Loan Agreement among the Company, Acorn and Purchaser (the “Amended and Restated Loan Agreement”), executed by all parties thereto on the date hereof, in the form attached hereto as Exhibit O;

(xvii) A Non-Signing Seller Exercise, Sale and Waiver Letter executed by each of the Non-Signing Sellers;

(xviii) A Signing Seller Exercise, Sale and Waiver Letter executed by each of the Signing Sellers on the date hereof;

(xix) Executed releases on all Liens on the Purchased Shares ensuring that the Purchased Shares shall be transferred at Closing to the Purchaser free and clear of any and all Liens;

(xx) such other documents or instruments as the Purchaser may reasonably request or may be required to effect the transactions contemplated by the Transaction Documents.

(2) The Purchaser shall deliver to the Shareholders Representative the Escrow Agreement executed by the Purchaser and the Escrow Agent, the Shareholders Agreement executed by the Purchaser, and, subject to Section 2.03, shall transfer to the Paying Agent the Closing Payment in readily available funds, enabling the Paying Agent to perform a distribution to each of the Sellers of such amounts as shall be determined in accordance with the terms of this Agreement, and shall transfer to the Paying Agent the Interim Loan Amount Purchase Price in readily available funds on the Interim Loan Amount Confirmation Date.

(c) Adjustments. Without derogating from the provisions of Section 6.01, in the event of any stock split (bonus shares), consolidation, share dividend (including any dividend or distribution of securities convertible into share capital), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Shares occurring after the date hereof and prior to the Closing, all references in this Agreement to numbers of shares and all calculations provided for that are based upon numbers affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such event.

Article III

Representations and Warranties of the Company

Subject to the disclosures set forth in the Company Disclosure Schedule (each of which disclosures, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of this Article III to which it relates (unless and only to the extent the relevance to other representations and warranties is readily apparent from the actual text of the disclosures), and each of which disclosures shall also be deemed to be representations and warranties made by the Company to Purchaser under this Article III), the Company represents and warrants to the Purchaser that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

Any references to the Company shall be deemed to include and apply to every Subsidiary of the Company, if applicable.

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Section 3.01 Corporate Existence and Power.

(a) The Company (i) is a limited liability company duly incorporated, validly existing and in good standing under the laws of the state of Israel; (ii) is duly licensed or qualified to do business and where applicable is in good standing as a foreign corporation in all jurisdictions in which the conduct of its business or the activities it is engaged makes such licensing, qualification or status necessary; and (iii) has all necessary power and authority: (A) to conduct its business in the manner in which its business is currently being conducted and currently proposed to be conducted; (B) to own and use its assets in the manner in which its assets are currently owned and used; and (C) to perform its obligations under all Contracts.

(b) Except as disclosed in Section 3.01(b) of the Company Disclosure Schedule, the Company has no Subsidiaries and there are no corporations, limited liability companies, partnerships, joint ventures, associations or other entities or Persons in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same.

(c) The Company has delivered to the Purchaser and listed in Section 3.01(c) of the Company Disclosure Schedule accurate and complete copies of: (i) the Current Articles, and (ii) the minutes of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Company’s shareholders, board of directors, general managers or any equivalent body and all committees thereof since January 1, 2002. There has not been any violation of any of the provisions of the Current Articles, and the Company has not taken any action that is inconsistent with any resolution adopted by its shareholders, board of directors, general managers, any equivalent body or any committee thereof. The books of accounts, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices and all Applicable Law.

(d) Section 3.01(d) of the Company Disclosure Schedule accurately sets forth: (i) the names of the members of the board of directors or of the general managers of the Company; (ii) the names of the members of each committee of the board of directors (or similar body) of the Company; and (iii) the names and titles of the officers of the Company.

(e) Except as set forth in Section 3.01(e) of the Company Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, business name or other name, other than its corporate name as set forth in this Agreement.

(f) Except as disclosed in Section 3.01(f) of the Company Disclosure Schedule, no power of attorney that would entitle any Person to act on behalf of the Company is currently outstanding.

Section 3.02 Corporate Authorization.

(a) The Company has all necessary corporate power and authority to enter into and to perform its obligations under the Transaction Documents to which it is a party in accordance with the respective terms thereof; and the execution, delivery and performance by the Company of the Transaction Documents to which it is a party in accordance with the respective terms thereof have been duly authorized by all necessary corporate action on the part of the Company and its shareholders. This Agreement constitutes the legal, valid and binding obligation of the Company, and, assuming the due authorization, execution and delivery by the Purchaser, is enforceable against the Company in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Upon the execution of each of the other Transaction Documents at the Closing, each of such Transaction Documents to which the Company is a party will constitute the legal, valid and binding obligation of the Company, and will be, assuming the due authorization, execution and delivery by the Purchaser (if party thereto), enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

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(b) In a unanimous written consent or a duly convened meeting, the Company’s Board of Director has (i) approved, authorized and adopted this Agreement and the Transaction Documents, and the consummation of the transactions contemplated thereby (ii) unanimously approved the registration of the Share Transfer Deeds, and (iii) the acceptance of the resignations of the existing directors of the Company listed in Exhibit I-1. In a resolution of all the Company’s shareholders, they (i) have approved, authorized and adopted this Agreement and the Transaction Documents, and the consummation of the transactions contemplated thereby, (ii) have approved the replacement in in their entirety of the Current Articles with the Amended Articles, and (iii) approved the appointment as directors of the Company such person or persons to be identified by the Purchaser prior to the Closing, such number of persons shall not be more than three (3).

(c) The Company has not: (i) received any notice from any applicable Governmental Authority that its registration may be revoked, stricken or erased, (ii) admitted an inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy, liquidation, winding up, stay of proceedings, plan of arrangement or any similar proceeding or passed any resolution approving any of the foregoing, or (iii) consented to the appointment of a receiver, liquidator, trustee or special manager for itself or for any substantial part of its properties or assets, or made any determination in respect of the distribution of its assets (the forgoing collectively referred to below as “Bankruptcy Events”). No notice has been received of any action for, or the intent of any Person to request to seek or pursue, any remedy under or in connection with a Bankruptcy Event and to the Company’s Knowledge there is no reasonable basis for (ii) or (iii) above.

Section 3.03 Compliance with Applicable Law.

(a) The Company is, and has at all times been, in compliance with and has operated its business and maintained its assets and properties in compliance with all Applicable Laws. Neither the Company nor the operation of its business (whether by the Company or, to the Knowledge of the Company, by any shareholder or any Affiliates thereof) is or has been under investigation with respect to, given notice of any violation of, or, to the Company’s Knowledge, threatened to be charged with any violation of, Applicable Law or received any written inquiry (or such other inquiry, to the Knowledge of the Company), regarding the possible violation of, any Applicable Law. No event has occurred, and no condition or circumstance exists, that will or could reasonably be expected to (with or without notice or lapse of time) constitute or result in a violation by the Company, or a failure on the part of the Company to comply with or failure of its business and operations to be otherwise in compliance with, any Applicable Law.

(b) Neither the Company nor any Representative or other Person acting on behalf of the Company has at any time, directly or indirectly: (i) made any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity and related in any way to the Company’s business; (ii) made any unlawful payment to any foreign or domestic government official or employee, foreign or domestic political parties or campaigns, official of any public international organization, or official of any state-owned enterprise; (iii) violated any provision of the United Stated Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, Title 5 of the Israeli Penalty Law (Bribery Transactions), the Israeli Prohibition on Money Laundering Law, 2000, or any other anti-corruption or anti-money laundering Applicable Law; (iv) made any bribe, payoff, influence payment, kickback or other similar unlawful payment; or (v) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for: (a) favorable treatment in securing business or (b) any other special concession; or (vi) agreed, committed, offered or attempted to take any of the actions described in clauses (i) through (v) above.

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Section 3.04 Regulatory Matters, Trade Compliance and Encryption.

(a) To the extent any Company Product produced, manufactured, marketed or distributed at any time by or on behalf of the Company is being marketed internationally, the Company has obtained all necessary approvals of the required regulatory authorities in the relevant jurisdictions, and such regulatory authorities are listed in Section 3.04(a) of the Company Disclosure Schedule (collectively, the “Regulatory Authorities”) and is in compliance in all material respects with Applicable Law relating to the manufacturing, marketing and selling of any of the Company Products. There have been no recalls, field notifications or seizures ordered or adverse regulatory actions taken or, to the Company’s Knowledge, threatened by the Regulatory Authorities or any other Governmental Authority with respect to any of the Company Products, including any facilities where any Company Products are produced, manufactured, processed, packaged or stored. All filings with and submissions to the Regulatory Authorities and any other Governmental Authority made by the Company with regard to the Company Products were true, accurate and complete in all material respects as of the date made, and, to the extent required to be updated, as so updated remain true, accurate and complete in all material respects as of the date hereof, and do not materially misstate any of the statements or information included therein, or omit to state a material fact necessary to make the statements therein not misleading.

(b) Section 3.04(b) of the Company Disclosure Schedule contains a true and correct complete list of (i) all communications, filings and submissions (and with respect to non-material communications, filings and submissions, such communications, filings and submissions made within the past 3 years) with the any Regulatory Authority, whether pending or approved, pertaining to products manufactured, marketed, sold or distributed by the Company or which are under development by the Company; and (ii) all inspections of the Company conducted by any Regulatory Authority since January 1, 2010. Except as set forth in Section 3.04(b) of the Company Disclosure Schedule, all requirements of any Regulatory Authority and any Applicable Law with respect to the maintenance, compilation, filing and obtaining of approval or effectiveness of all documents specified in (i) and (ii) above have been complied with in all respects. Except as set forth in Section 3.04(b) of the Company Disclosure Schedule, there are no unfulfilled outstanding agreements with or commitments to, and no adverse regulatory actions by, any Regulatory Authority with respect to any of the Company Products; and the Company or the Sellers have not received any written, or to the Knowledge of the Company any other information with respect to the initiation, pendency, or threat by any Regulatory Authority of any adverse regulatory action affecting any of the Company Products. The Company has not received any written notice or other written communication from any Regulatory Authority alleging any violation of any laws by the Company. Section 3.04(b) of the Company Disclosure Schedule sets forth a list of all adverse event reports by or to any Regulatory Authority related to the Company Products.

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(c) The Company has conducted its marketing, export and trade in accordance with all Applicable Laws relating to export, import and trade compliance (including, without limitations, the Israeli Defense Export Control Law, 2007, the Israeli Order Governing the Control of Commodities and Services (Engagement in Encryption Items), 1974, the Israeli Order of Import and Export (Supervision of Export of Dual Use Goods, Services and Technologies), 2006, the Israeli Trading with the Enemy Ordinance, 1939, or other Applicable Laws related to or governing such matters), including that: (a) the Company has obtained all Consents and/or Governmental Authorizations required for its marketing, exports and import of the Company Products, the Software and technologies and related services, Documentation and Intellectual Property, from any Governmental Authorities necessary for marketing, exporting or importing the same from any country in which any Intellectual Property and/or Company Product or related services are currently marketed, sold, licensed for use or otherwise distributed or for importing the same into any country in which the Company Products are now sold or licensed for use, and all such Consents and/or Governmental Authorizations are valid, current and in full force and effect; (b) such Consents and/or Governmental Authorizations (and any and all summaries of the discussions from the relevant Governmental Authorities) are listed on Section 3.04(a) of the Company Disclosure Schedule and a true, correct and complete copy thereof has been provided to the Purchaser; (c) all such Consents and/or Governmental Authorizations throughout the world are in the name of the Company, are valid, current, outstanding and in full force and effect, and the Company is in compliance with the terms of all such Consents and/or Governmental Authorizations, including the decisions of relevant Governmental Authority; (d) there are no pending or, to the Knowledge of the Company, threatened claims or Proceedings against the Company with respect to such marketing, export or import Consents and/or Governmental Authorizations; and (e) there are no actions, conditions or circumstances pertaining to the marketing, export or import transactions of the Company, and to the Knowledge of the Company, any threats with respect to such matters, that would reasonably be expected to give rise to any claims or Proceeding against the Company or any of its businesses or assets or any of their directors, managers or officers (in their capacity as directors, managers or officers of the Company).

(d) The Company Products, their underlying technology and related Intellectual Property, are owned exclusively by the Company, except as disclosed in Section 3.04(d) of the Company Disclosure Schedule.

(e) No Company Product is subject to any restriction or limitation under Applicable Laws relating to export control, except as disclosed in Section 3.04(e) of the Company Disclosure Schedule.

(f) No Company Product is registered with or required to be registered with or is otherwise subject to regulation by any applicable Governmental Authority other than Regulatory Authorities.

(g) The Company has not distributed any Company Products or any of its components to and has no obligations to any third party located in Cuba, Iran, North Korea, Sudan, Lebanon or Syria.

(h) The Company has not entered into, and the business of the Company does not and has not contained any transaction that falls within the scope of, and has not, directly or indirectly, engaged in any operation in violation of, the sanctions and restrictive measures of the European Union or any member state thereof.

(i) The business of the Company, as conducted, and as currently proposed to be conducted (as evidenced by a written instrument or was discussed in any board or management meeting), does not involve the use or development of, or engagement in, encryption technology, or other technology whose development, commercialization or export is restricted, or requires a Consent or Governmental Authorization, under Applicable Law, except as disclosed in Section 3.04(i) of the Company Disclosure Schedule. The Company Products do not contain any encryption or encryption functionality developed by the Company or otherwise used in or called by the Company Products (collectively, “Encryption Items”), except as disclosed in Section 3.04(i) of the Company Disclosure Schedule (which contains a complete list by Company Product of each such Encryption Item, together with the export control classification information received from the supplier of, or by the Company for, each such Encryption Item). Any Encryption Item listed on such Section 3.04(i) of the Company Disclosure Schedule which is Open Source Material is indicated as being Open Source Material on such schedule. The Company holds and maintains all Consents and Governmental Authorization required for any Encryption Item, or is exempted from such requirement (including, without limitation, from the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Order Governing the Control of Commodities and Services (Engagement in Encryption Items), 1974, as amended, or other local or foreign legislation regulating the development, commercialization or export of technology); all such Consents and Governmental Authorization are listed on Section 3.04(a), and correct and complete copy thereof have been provided to the Purchaser; and the Company is in compliance with the terms thereof.

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Section 3.05 Governmental Authorizations; Grants.

(a) Section 3.05(a) of the Company Disclosure Schedule identifies each Governmental Authorization held by the Company or used for the business, assets or properties of the Company, and the Company has delivered to the Purchaser accurate and complete copies of all Governmental Authorizations identified in Section 3.05(a) of the Company Disclosure Schedule and any and all correspondence and amendments related thereto. The Governmental Authorizations identified in Section 3.05(a) of the Company Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which such business is currently being conducted and as proposed to be conducted. Each of the Company and any other Person that held a Governmental Authorization on behalf of the Company or related to the Company or is holding the same is, and has at all times been, in compliance with the terms and requirements of the respective Governmental Authorizations identified in Section 3.05(a) of the Company Disclosure Schedule. Except as set forth in Section 3.05(a) of the Company Disclosure Schedule, no written, or to the Knowledge of the Company, any other notice or other communication from any Governmental Authority was received regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

(b) Section 3.05(b) of the Company Disclosure Schedule identifies each Grant that has been or is provided or available or applicable to the Company, its business or assets (including Company Intellectual Property). Except as set forth on Section 3.05(b) of the Company Disclosure Schedule, the Company has never applied for or received any Grant nor is any asset owned or used by the Company or otherwise necessary for its business (including Company Intellectual Property) is subject to any limitations, restrictions, obligations or other Liabilities by virtue or as a result of any Grant made available to any other Person. Except as set forth in Section 3.05(b) of the Company Disclosure Schedule, no event has occurred, and no circumstance or condition exists, that would or that could reasonably be expected to give rise to or serve as the basis for: (A) the annulment, revocation, withdrawal, suspension, cancellation, recapture or modification of any Grant; (B) the imposition of any limitation on any Grant or any benefit available in connection with any Grant; (C) a requirement that the Company return or refund any benefits provided under any Grant; or (D) the applicability of any Grant (and any limitation or requirement arising therefore) on the Company, its business or assets.

(c) The Company has (i) submitted and possesses, or qualifies for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto issued or required by the appropriate Israeli or foreign regulatory agencies or bodies necessary to conduct its business, and (ii) has not received any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such clearance, approval, license, certificate, authorization or permit.

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Section 3.06 Non-Contravention.

Except as set forth on Section 3.06 of the Company Disclosure Schedule, neither: (1) the execution, delivery or performance by the Company of this Agreement or any of the Transaction Documents to which it is a party; nor (2) the consummation of the Transactions, will (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of: (i) any of the provisions of any Current Articles or (ii) any Applicable Law;

(b) contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Applicable Law or any Order to which the Company or any of the assets owned or used by the Company, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company’s business or to any of the assets owned or used by the Company;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract or Grant by which the Company is bound, or give any Person the right to: (i) declare a default or exercise any remedy under any such Contract or Grant; (ii) accelerate the maturity or performance of any such Contract or Grant; or (iii) cancel, terminate or modify any such Contract or Grant; or

(e) result in any Liability to the Company or in the imposition or creation of any Lien upon or with respect to any assets, properties or rights owned or used by the Company or its share capital (registered or issued), other than in the terms hereof.

Except as set forth in Section 3.06 of the Company Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (x) the execution, delivery or performance of this Agreement or any of the other Transaction Documents; or (y) the consummation of the Transactions contemplated by this Agreement.

Section 3.07 Capitalization.

(a) At the date of this Agreement, the authorized capital of the Company consists of 11,625,104 Ordinary Shares, out of which 1,578,520 are issued and outstanding and 514,896 Preferred Shares, out of which 370,724 are issued and outstanding and 239,524 Options to purchase 239,524 Ordinary Shares. At the Closing, the authorized capital of the Company shall consist of 12,140,000 Ordinary Shares, out of which 2,188,768 will be issued and outstanding and no Preferred Shares shall be issued and outstanding and no Options shall be outstanding. All of the issued and outstanding Company Shares are and were when issued duly authorized and validly issued, fully paid and nonassessable.

(b) Except as set forth in Section 3.07(b) of the Company Disclosure Schedule, there are no outstanding (i) Options or other securities of the Company or (ii) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any Company Shares, Options or other securities of the Company.

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(c) Section 3.07(c) of the Company Disclosure Schedule sets forth a complete and accurate list, by name, of the Company’s shareholders, the addresses of the Company’s shareholders, the number of Company Shares owned by such shareholder identified by class and series as of the date hereof (Section 3.07(c)(i) of the Company Disclosure Schedule), as of immediately prior the Closing (taking into account the exercise of all of the Company’s Options pursuant to this Agreement) (Section 3.07(c)(ii) of the Company Disclosure Schedule), and as of immediately following the Closing (Section 3.07(c)(iii) of the Company Disclosure Schedule). All outstanding Company Shares have been issued and granted in compliance with (i) all applicable securities laws and other Applicable Law and (ii) all requirements set forth in applicable Contracts. None of the outstanding Company Shares were issued in violation of any preemptive rights or other rights to subscribe for or purchase securities of the Company. Section 3.07(c) of the Company Disclosure Schedule accurately identifies each Contract relating to any securities of the Company that contains any information rights, management rights, registration rights, first refusal, tag along, pre-emptive or first offer rights, financial statement requirements or other terms that would survive the Closing unless terminated or amended prior to the Closing.

(d) At the Closing, the Purchaser will receive good and valid title, free and clear of any Liens, to all Purchased Shares. The Purchaser acknowledges that as of the date of this Agreement, all Company Shares held by Acorn are pledged to the Company and to Leap Tide pursuant to the terms of the Intercreditor Agreement.

(e) The Company has never repurchased, redeemed or otherwise reacquired any of its shares or other securities and there are no outstanding rights or obligations of the Company to repurchase or redeem any of its securities. All shares of the Company ever repurchased or redeemed by the Company were repurchased or redeemed in compliance with: (i) all applicable securities laws and other Applicable Law; and (ii) all requirements set forth in all applicable Current Articles and Contracts.

(f) The Pro Rata Portion appearing opposite the name of each Seller in Exhibit A, the details set forth in each Signing Seller Exercise, Sale and Waiver Letter and in each Non-Signing Seller Exercise, Sale and Waiver Letter, and the Payment Spreadsheet are true and correct as of the date hereof and as of the Closing and has been determined in accordance with the Company’s Current Articles and/or any other Contract or instrument governing the distribution of any payment made in connection with the Transactions. There are no claims by any Person or Proceedings pending in connection with the distribution of each payment to be made pursuant to the terms herein in accordance with the Pro Rata Portion appearing opposite the name of each Seller in Exhibit A upon the consummation of the Transactions, and there is no basis for such claim or Proceeding.

(g)  Section 3.07(g) of the Company Disclosure Schedule sets forth, as of the date hereof, a true, correct and complete list of all holders of outstanding Options of the Company, the number and class of Company Shares underlying such Options, the date of grant, the exercise price, the vesting schedule of such Options (and the terms of any acceleration thereof), the term of each such Option and the Option plan under which it was granted.

Section 3.08 Financial Statements.

(a) The Company has delivered to the Purchaser the Company’s audited consolidated balance sheets and related audited consolidated statements of income, changes in shareholders’ equity, cash flow and notes thereto for the fiscal year ended December 31, 2014 (such date the “Balance Sheet Date”) (the “Financial Statements”).

(b) The Financial Statements (i) have been prepared from the books and records of the Company, (ii) complied as to form in all respects with applicable accounting requirements with respect thereto as of their respective dates, (iii) have been prepared in accordance with Accounting Principles applied on a consistent basis throughout the periods indicated (except as may be indicated therein or in the notes thereto) and consistent with each other, and (iv) fairly present, in all material respects, the financial condition of the Company at the dates therein indicated and, when applicable, the consolidated results of operations and cash flows of the Company for the periods therein specified.

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(c) The books of account and other financial records of the Company have been kept accurately in the ordinary course of business consistent in all material respects with Applicable Law, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein in all material respects.

(d) Neither the Company nor any director, manager, officer, employee, auditor, accountant or representative of the Company, has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether made in writing or made orally to any director, manager, executive officer, or inside legal counsel or, to the Company’s Knowledge, outside legal counsel to the Company, regarding any material deficiency in the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged not in accordance with applicable accounting or auditing practices.

(e) Section 3.08(e) of the Company Disclosure Schedule provides an accurate reconciliation of all accounts receivable, notes receivable and other receivables of the Company as of the Balance Sheet Date. Except as set forth in Section 3.08(e) of the Company Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Financial Statements that have not yet been collected and those accounts receivable that have arisen since the Balance Sheet Date and that have not yet been collected): (i) represent current and valid obligations arising from bona fide transactions entered into in the ordinary course of business and not in violation of Applicable Law; and (ii) are current and will be collected in accordance with generally accepted accounting principles when due, without any counterclaim or set off.

(f) Section 3.08(f) of the Company Disclosure Schedule provides an accurate and complete breakdown of all amounts (including loans, advances or other indebtedness) owed to the Company by a director, manager officer, employee or shareholder of the Company (other than travel advances made in the ordinary course of business) (the “Insider Receivables”). All Insider Receivables (including those receivables reflected in the Financial Statements that have not yet been collected and those receivables that have arisen since the Balance Sheet Date and have not yet been collected): (i) represent valid obligations arising from bona fide transactions entered into in the ordinary course of business and not in violation of Applicable Law; and (ii) are current and will be collected in accordance with generally accepted accounting principles when due, without any counterclaim or set off. Except as set forth Section 3.08(f) of the Company Disclosure Schedule, no Insider Receivables will remain outstanding as of the Closing.

(g) The financial projections provided to the Purchaser were prepared by the Company and its management in good faith based on the Company’s and its management’s experience in the industry and on assumptions of fact and opinion as to future events which the Company and its management believes to be reasonable, but neither the Company nor its management has Knowledge or provides assurance that such financial projections will be attained. To the Knowledge of the Company, no facts exist which would require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom in any material respect.

(h) Other than as set forth in Section 3.08(h) of the Company Disclosure Schedule, the Company is not a party to any Contract which: (i) prevents the Company or its Affiliates from selling directly to customers or indirectly through any other Person (including exclusive distribution relationship with a distributor in any territory, region or market segment); (ii) promises delivery of products or services that will not be available for delivery at the actual date designated for delivery in the applicable Contract or order; (iii) promises products or services to be delivered now or in the future free of charge (except under a paid support engagement providing updates to a previously licensed product); (iv) promises post-contract support provided on a free-of-charge basis (whether for a finite or indefinite period) other than one-year support contracts included with the sale of a license; (v) is a side letter or side agreement which modifies the existing terms or obligations under any other Contract or provides additional terms or obligations not otherwise expressed in such other Contract without a formal authorized execution of an amendment to such other existing Contract; (vi) provides a right of return based on customer favorable subjective criteria; (vii) provides a right of return or refund which extends beyond three (3) months; (viii) provides a customer with an effective right of return or refund where the products or services as delivered fail to meet the warranted criteria (excluding customary penalties or liquidated damages); (ix) promises returns or credits on products or services previously delivered; (x) promises cancellation on executed transactions; or (xi) provides for the distribution of Company Products and which is not terminable with 90 days’ written notice.

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Section 3.09 Absence of Certain Changes.

Since the Balance Sheet Date, the business of the Company has been conducted in the ordinary course consistent with past practices (except for actions taken in connection with the negotiation of this Agreement and the Transactions) and, except as set forth in Section 3.09 of the Company Disclosure Schedule, there has not been:

(a) any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company in any material manner;

(c) any amendment of the Current Articles of the Company and the Company has not effected or been a party to any Acquisition Transaction;

(d) any splitting, combination or reclassification of any Company Shares, Options or any other securities or declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any Company Shares, Options or any other securities, or redemption, repurchase or other acquisition or offer to redeem, repurchase, or otherwise acquire any Company Shares, Options or any other securities;

(e) (i) any issuance, delivery or sale, or authorization of the issuance, delivery or sale of, any Company Shares (other than pursuant to the exercise of the Options) or Options, or (ii) any amendment or waiver of (in each case, whether by merger, consolidation or otherwise) any term of any Company Shares or Options (other than as is required to permit the exercise of the Options);

(f) any capital expenditures or incurrence of any obligations or Liabilities in respect thereof by the Company, individually or in the aggregate, in excess of US$100,000;

(g) any acquisition (by merger, consolidation, acquisition of shares or assets or otherwise), directly or indirectly, by the Company of any, all or substantially all assets, properties or securities of any Person;

(h) any sale, lease or other transfer of, or creation or incurrence of any Lien on, any assets, securities, properties, interests or businesses of the Company or its share capital (registered or issued) in excess of US$100,000;

(i) the making by the Company of any loans (other than in the ordinary course of business), guarantee or capital contributions to, or investments in, any other Person;

(j) the creation of any Company Debt or the guarantee by the Company of any indebtedness formerly borrowed;

(k) (i) the entering into of any Contract that limits or otherwise restricts in any respect the Company or any of its Affiliates or any successor thereto from engaging or competing in any line of business, in any location or with any Person or (ii) the entering into any amendment or modification or termination of any Contract or waiver, release or assignment of any material rights, claims or benefits of the Company thereunder;

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(l) the sale, disposition, transfer or license to any Person of any rights, including any rights to any Company Intellectual Property or other assets by the Company other than on a non-exclusive basis in the ordinary course of business consistent with past practice, or the acquisition, lease or license from any Person of any rights including any Intellectual Property or other assets other than in the ordinary course of business, or the sale, disposition of, transfer or provision of a copy of the Company’s Source Code;

(m) (i) the grant or increase of any severance or termination pay to (or amendment of any existing arrangement with) any director, manager, officer, advisor, consultant or employee of the Company, (ii) any increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) the entering into of any employment, deferred compensation or other similar agreement (or amendment of any such existing agreement) with any director, manager, officer, advisor, consultant or employee of the Company, (iv) the establishment, adoption or amendment (except as required by Applicable Law) of any collective bargaining, bonus, commission, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, share option, restricted share or other benefit plan or arrangement covering any director, manager, officer, advisor, consultant or employee of the Company, or (v) any increase in compensation, bonus, commission or other benefits payable to any director, manager, officer, advisor, consultant or employee of the Company;

(n) any change in the methods of accounting or accounting practices of the Company, except as required by concurrent changes in Accounting Principles as agreed to by its independent public accountants;

(o) any settlement, or offer or proposal by the Company to settle: (i) any Proceeding or claim involving or against the Company, or (ii) any Proceeding that relates to the Transactions;

(p) any Tax election made or materially changed; any claim, notice, audit report or assessment in respect of Taxes settled or compromised (or agreement with respect thereto); any Tax Return filed; any Tax allocation agreement, Tax sharing agreement, advance pricing agreement, cost sharing agreement, pre-filing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into; any annual Tax accounting period or method of Tax accounting changed or adopted; any Tax petition, Tax complaint or administrative Tax appeal filed; any right to claim a Tax refund surrendered or foregone (which is reasonably be expected to be material to the Company); or any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment consented to, nor has any application or negotiation for or receipt of a Tax ruling or arrangement been made by the Company or, to the Company’s Knowledge, any Seller or on their behalf, whether or not in connection with the Transactions, except as explicitly contemplated in this Agreement;

(q) any application for or receipt of a Grant;

(r) any write off as uncollectible, or the establishment of any general or specific reserve with respect to, any account receivable or other indebtedness, other than as set forth on Section 3.09(r) of the Company Disclosure Schedule;

(s) any pledge of or creation of a Lien on any of the assets, properties or rights of the Company or its share capital (registered or issued), except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

(t) any material transaction or any other material action taken by the Company outside the ordinary course of business or inconsistent with its past practices;

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(u) any material amendment of the credit terms of Company’s suppliers and customers.

(v) any Proceeding initiated by or against the Company; or

(w) any agreement or commitment of the Company, to take any of the actions referred to in clauses (a) through (u).

Section 3.10 No Undisclosed Liabilities.

(a) The Company has no Liabilities of any kind, whether or not required to be reflected or reserved in financial statements in accordance with Accounting Principles, other than:

(1) Liabilities reflected in the “liabilities” column of the Company’s Financial Statements or in the notes thereto;

(2) accounts payable and accrued salaries that have been incurred by the Company since the Balance Sheet Date in the ordinary course of business and consistent with past practice; and

(3) Liabilities identified in Section 3.10(a) of the Company Disclosure Schedule.

(b) Section 3.10(b) of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of: (i) all accounts payable of the Company as of the date of this Agreement; and (ii) all notes payable of the Company and all other Company Debt as of the date of this Agreement. Except as set forth in Section 3.10(b) of the Company Disclosure Schedule there is no outstanding Company Debt.

(c) Other than as set forth in Section 3.10(c) of the Company Disclosure Schedule, the Company has never effected or otherwise been involved in any “off-balance sheet arrangements”.

Section 3.11 Material Contracts.

(a) Section 3.11 of the Company Disclosure Schedule sets forth each material Contract to which the Company is a party to or by which it is bound (and not terminated or expired in accordance with its terms with no further rights and/or liabilities to either of the parties thereof) as well as any material Contract entered into by any shareholder of the Company or any Affiliate thereof relevant to or necessary for the business, operations or assets of the Company, including without limitation (a Contract responsive to any of the following categories, or which is listed in Section 3.13(a) and Section 3.16(e) of the Company Disclosure Schedule being hereinafter referred to as a “Material Contract”):

(1) any lease of tangible personal or real property;

(2) any Contract relating to the acquisition, transfer, use, development, sharing or license of any technology, or Intellectual Property rights (including any joint development agreement, technical collaboration agreement or similar agreement), to or from the Company other than any end user license agreements for non-exclusive “off the shelf” Software;

(3) any Contract imposing any restriction on the right or ability of the Company, (A) to compete with any other Person (including granting exclusive rights or rights of first refusal to license, market, sell or deliver any of the products or services offered by the Company), (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person (including granting any rights of first refusal), or (C) to develop, distribute, license, sale or transfer any Intellectual Property rights;

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(4) any Contract for the purchase of materials, supplies, goods, services, equipment or other assets;

(5) any Contract (including purchaser orders or a series of purchase orders) for the provision of the products or services of the Company;

(6) any references to user, customer, agents or suppliers inquiries or leads (actual or potential) relating to the Company, its business and the Company Products, and any potential fees, cost and expenses due to any Person in connection with each references, inquiries or leads, including any Contract with such Person governing such matter;

(7) any partnership, joint venture or any sharing of revenues, profits, losses, costs or liabilities Contract;

(8) any Contract relating to the consolidation, reorganization, acquisition or disposition of any business (whether by merger, sale of shares, sale of assets or otherwise) or any similar transaction to which the Company is party;

(9) any Contract relating to borrowed money;

(10) any Contract relating to the acquisition, issuance or transfer of any securities and the voting and any other rights or obligations of a shareholder of the Company;

(11) any Contract under which (A) any Person has directly or indirectly guaranteed any liabilities or obligations of the Company and (B) the Company has directly or indirectly guaranteed liabilities or obligations of any other Person;

(12) any Contract relating to the creation of any Lien with respect to any asset, property or right of the Company or its share capital (registered or issued);

(13) any Contract which contains any provisions requiring the Company to indemnify any Person;

(14) any Contract of the Company with any Related Person (as defined below);

(15) any employment, severance, retention, bonus, consulting, advisory or other agreement with any current employee, officer, director, manager, advisor or consultant of the Company pursuant to which the Company has any current or future rights or obligations;

(16) any Contract that contemplates or involves: (A) the payment or delivery of cash or other consideration by the Company; or (B) the performance of services by, on behalf of or for the benefit of the Company;

(17) any Contract with finders, sales agents, reseller and distributors or any other Contract providing for the sale, marketing or distribution of Company Products by any Person.

(18) any Contract with a Governmental Authority;

(19) any Contract not terminable by the Company upon written notice given by the Company to the other party to such Contract; and

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(20) any other Contract to which the Company is a party or pursuant to which the Company has any rights or obligations or which otherwise affects the Company or its assets or properties, not listed under subsections 1 through 16 of Section 3.11(a) to the Company Disclosure Schedule.

(b) The Company has delivered to the Purchaser accurate and complete copies of all written Material Contracts required to be identified in Section 3.11(a) of the Company Disclosure Schedule, including all amendments thereto. Section 3.11(a) of the Company Disclosure Schedule provides an accurate description of the material terms of each Material Contract identified in Section 3.11(a) of the Company Disclosure Schedule that is not in written form.

(c) Each Material Contract is a valid and binding agreement of the party thereto, is in full force and effect, is enforceable by the Company in accordance with its terms, and the Company is not and, to the Knowledge of the Company, no other party thereto is in default under or breach of, any such Material Contract, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (i) result in a violation or breach of any provisions of any Material Contract by any party thereto, (ii) give any Person the right to declare a default or exercise any remedy under any Material Contract, (iii) give any Person the right to accelerate the maturity or performance of any Material Contract, or (iv) give any Person the right to cancel, terminate or modify any Material Contract. The Company has never waived any of its rights under any Contract.

(d) Except as set forth in Section 3.11(d) of the Company Disclosure Schedule, the Company has never received any written notice or any other communication regarding any material violation or breach of, or default under, any Material Contract.

(e) No Person is renegotiating any amount paid by or payable to the Company under any Material Contract or renegotiating any other term or provision of any Material Contract.

(f) Other than as are set forth in Section 3.11(f) of the Company Disclosure, all Contracts concerning the sale, marketing or distribution by any Third Party of any Company Product or services related thereto (including, without limitation, agent or agency agreement, sales representative, or Contract of similar nature, however called), and any power of attorney, proxy or similar instrument in each case, with respect to the Company, are terminable by the Company, at any time and for any reason, upon prior notice to the other party or holder thereof (it being acknowledged that certain non operative provisions of such Contracts may survive the termination thereof, including confidentiality, governing law, venue and indemnification) without payment by the Company of any amounts or consideration of any kind, and in any event following the Closing shall not limit or restrict the Purchaser in any way in conducting the business of the Company or impose any Liability on the Purchaser.

Section 3.12 Litigation.

(a) Except as set forth in  Section 3.12(a) of the Company Disclosure Schedule there is no pending Proceeding and to the Knowledge of the Company no Person has threatened to commence any Proceeding: (i) that involves the Company or its business, any of the assets or properties owned or used by the Company, any Company Product or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; (ii) that challenges, or that may be reasonably expected to have the effect of preventing, delaying or making illegal the Transactions; or (iii) that relates to the ownership of any share capital of the Company, or any Options, or any right to receive consideration as a result of this Agreement. No event has occurred, and no claim, dispute or other condition or circumstance exists, that can reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding.

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(b) There is no Order issued by any Governmental Authority by which the Company or any of the assets owned or used by the Company, is subject or which restricts in any respect the ability of the Company to conduct its business as now being conducted, and as currently proposed to be conducted (as evidenced by a written instrument or was discussed in any board or management meeting). To the Knowledge of the Company, no officer, director, manager, shareholder or employee of the Company (in each case, in his or her capacity as such) is subject to any Order that prohibits such person from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

Section 3.13 Properties, Assets and Inventory.

(a) The Company does not own any real property. The Company has a good and valid leasehold interest in each parcel of real property leased by the Company or used or required for the conduct of its business (the “Company Leased Real Property”). Section 3.13(a) of the Company Disclosure Schedule lists each lease, subleases, license or other occupancy agreement or arrangement relating to the Company Leased Real Property (each, a “Real Property Lease”). The Company has the right to use and occupy the Company Leased Real Property for the full term of the Real Property Lease relating thereto, subject to its respective terms. 1

(b) Other than as set forth in Section 3.13(b) of the Company Disclosure Schedule, the Company owns and has good and marketable title to, or a valid license or leasehold interest in, all tangible personal property and assets used by the Company or required for the conduct of its business (the “Assets”). None of the Assets is subject to any Lien, except for mechanic’s, carrier’s, worker’s, material man’s, warehouse man’s, supplier’s, vendor’s or similar Liens arising or incurred in the ordinary course of business with respect to Liabilities that are not yet due and payable.

(c) Section 3.13(c) of the Company Disclosure Schedule identifies all material Assets of the Company, including those Assets that are being licensed or leased to the Company or used or required for the conduct of their business (the “Leased Assets”). All Leased Assets are leased pursuant to valid, binding and enforceable Contracts in accordance with their respective terms. The Company is not in default under any such Contract.

(d) The Assets that are material to the conduct of the business as now being conducted, and as currently proposed to be conducted (as evidenced by a written instrument or was discussed in any board or management meeting), have no material defects, are in good operating condition and repair, ordinary wear and tear excepted, and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), and are adequate and suitable for their present uses.

(e) Except as set forth in Section 3.13(e) of the Company Disclosure Schedule, the Assets constitute all of the tangible personal property and assets used or held for use in connection with the businesses of the Company and represent all of the tangible personal property and assets necessary for the conduct of the business of the Company as currently conducted and as proposed to be conducted, and the Assets in the aggregate are in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of the businesses of the Company as currently conducted and as proposed to be conducted.

(f) All inventory of the Company, whether or not reflected on the balance sheets delivered as part of the Financial Statement pursuant to Section 3.08 (the “Balance Sheets”), consists of a quality and quantity usable and salable in the ordinary course of the Company’s business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheets or on the accounting records of the Company as of the Closing Date, as the case may be. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

1 Subject to due diligence

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Section 3.14 Warranty Obligations.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth (i) a list of all warranties, guarantees and written warranty policies of the Company in respect of any of the Company Products and services, which are currently in effect (the “Warranty Obligations”), and the duration of each such Warranty Obligation, (ii) each of the Warranty Obligations which is subject to any dispute or, to the Knowledge of the Company, threatened dispute, and (iii) the experience of the Company with respect to warranties, guarantees and warranty policies of or relating to the Company’s Products and services. True and correct copies of the Warranty Obligations have been delivered to the Purchaser prior to the execution of this Agreement. There has not been any material deviation from the Warranty Obligations, and no salesperson, employee or agent of or on behalf of the Company is authorized to undertake any obligation to any customer or other Person in excess of such Warranty Obligations and the balance sheet included in the Financial Statements reflects adequate reserves for Warranty Obligations.

(b) Section 3.14(b) of the Company Disclosure Schedule lists all pending warranty or indemnity claims made by any Person related to the Company Products and services and the general nature of such claims. There is no pending or, to the Knowledge of the Company, threatened Proceeding for any other product liability, backcharge, additional work, field repair or other claims by any Person (whether based on Contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from (i) services rendered by the Company, (ii) the sale, distribution, or installation of Software or other products by the Company, or (iii) the operation of the businesses of the Company during the period through and including the Closing Date.

Section 3.15 Customers and Suppliers.

(a) Section 3.15 of the Company Disclosure Schedule sets forth a list of (a) each customer of the Company, during the period commencing as of January 1, 2013 and ending on September 30, 2015, and the amount of revenues accounted for by such customer during each such period, and (b) each supplier of any product or service to the Company. No such customer or supplier has indicated his dissatisfaction regarding Company’s Products or materially reduced or changed the pricing or other terms of its business with the Company, nor has indicated within the past year that it will stop purchasing or supplying products or services from or to the Company, or materially reduce its general volume of purchases or supplies (without regard to normal short-term fluctuations) from or to the Company. No unfilled customer order or commitment obligating the Company to process, manufacture or deliver products or perform services will result in a loss to the Company upon completion of performance. No purchase order or commitment of the Company is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

(b) Since January 1, 2013: (i) no customer has required any refund or other financial benefits due to failure of the Company Products to meet specifications or service standards; and (ii) no Company Product was returned by a purchaser thereof or replaced by the Company nor has the Company received any notice claiming that any Company Product is not in material conformity with applicable contractual commitments or warranties.

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Section 3.16 Intellectual Property.

(a) Products. Section 3.16(a) of the Company Disclosure Schedule contains a complete and accurate list (by name and version number) of all products and service offerings, including all Software, of the Company that have been or are currently sold, licensed, distributed or otherwise made available to customers, as applicable, or that the Company intends to sell, license, distribute or otherwise make available to customers in the future, including any products or services offerings currently under development, including all works-in-progress and in development (collectively, together with any and all milestones and any developments, deliverables and inventions, work product and inventions embodied in or resulting therefrom, the “Company Products”), and identifies, for each such Company Product, whether the Company provides support or maintenance for such Company Product.

(b) Company Intellectual Property. Section 3.16(b) of the Company Disclosure Schedule sets forth a complete and accurate list of (i) all Registered Intellectual Property and Internet Resources owned or controlled by the Company (the “Company Registered Intellectual Property”), and (ii) all material unregistered Trademarks that are Company-Owned Intellectual Property. For each listed item, Section 3.16(b) of the Company Disclosure Schedule indicates, as applicable, the owner of such Intellectual Property, the countries in which such Intellectual Property is registered or patented or in which an application for same has been filed, the Patent, registration or application number, and the filing and expiration dates thereof; and sets forth a list of all actions that are required to be taken by the Company (including the payment of any registration, maintenance or renewal fees) within 120 days of the date hereof with respect to any such items of Intellectual Property in order to avoid prejudice to, impairment or abandonment thereof. All necessary registration, maintenance and renewal fees in connection with all Company Registered Intellectual Property have been paid and all necessary documents and articles in connection therewith have been filed with the relevant patent, copyright, trademark or other Governmental Authority for the purposes of maintaining such Company Registered Intellectual Property as of the date hereof. Except as set forth on Section 3.16(b) of the Company Disclosure Schedule, no Intellectual Property is owned by any Subsidiary of the Company.

(c) No Restrictions on Company-Owned IP. All of the Company-Owned Intellectual Property is valid and subsisting and is wholly and exclusively owned by the Company free and clear of all Liens and the Company has the right to use the Company-Owned Intellectual Property without payment to any other Person. There are no facts or circumstances that would render any Company-Owned Intellectual Property invalid or unenforceable. The Company is not bound by, and none of the Company-Owned Intellectual Property is subject to, any Contract that in any way limits or restricts the ability of the Company to use, exploit, assert or enforce any such Company-Owned Intellectual Property anywhere in the world. The Company has provided to the Purchaser any opinions of its patent or other Intellectual Property counsel rendered or otherwise provided to the Company or otherwise relating to the business of the Company, including any opinion relating to freedom to operate of the business of the Company as currently conducted and as currently proposed to be conducted and any patent infringement analyses. Other than as set forth on Section 3.16(c) of the Company Disclosure Schedule, there is no Company-Owned Intellectual Property of which the Company is a joint owner or co-owner with another Person. Other than as set forth on Section 3.16(c) of the Company Disclosure Schedule, for any jointly owned or co-owned Company-Owned Intellectual Property, there are no restrictions (by agreement between the Company and any third party joint owner or co-owner of the Company-Owned Intellectual Property or otherwise) on the Company’s exercise of the full scope of rights afforded a joint owner or co-owner of that type of Intellectual Property right under the Laws of the jurisdiction in which the Intellectual Property right exists.

(d) No Restrictions on Company Products. The Company solely and exclusively owns all right, title and interest in and to the Company Products (other than the portions of the Company Products that are licensed and disclosed under Section 3.16(d) of the Company Disclosure Schedule), including all the Company Source Code, free and clear of all Liens and the Company Products are fully transferable, alienable, licensable and otherwise distributable by the Company without restriction and without payment to any Person or Governmental Authority and the Company has the right to use them without payment to any other Person. The Company has not sold, transferred, assigned or otherwise disposed of any rights or interests therein or thereto.

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(e) Licensed Intellectual Property. (1) Section 3.16(e) of the Company Disclosure Schedule lists all Contracts to which the Company is a party relating to (i) the license in of any third-party Intellectual Property by the Company (other than off-the-shelf software) that is used in the Company Products or is material to the operation of the Company or the Company Products, and (ii) the license out of any Company Intellectual Property to any Person. (2) No Person who has licensed Intellectual Property to the Company has ownership rights or license rights to improvements and other amendments made by the Company in such Intellectual Property. Other than as set forth on Section 3.16(e) of the Company Disclosure Schedule, the Company is not required, obligated, or under any Liability, to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any third-party Intellectual Property, or to any other Person, with respect to the, ownership, use, possession, license-in, license-out, sale, marketing, advertising or disposition, thereof or in connection with the conduct of the business of the Company as conducted and as proposed to be conducted.

(f) Open Source. (1) Except as set forth on Section 3.16(f) of the Company Disclosure Schedule, no Company Product or Company-Owned Intellectual Property is subject to the terms of any license governing Open Source Materials. Section 3.16(f) of the Company Disclosure Schedule lists all Open Source Materials used in the development of the Company Products, incorporated in or distributed with the Company Products in any way, and briefly describes the general manner in which such Open Source Materials were or are used. (2) The Company Owned Intellectual Property or Company Products: (i) do not incorporate Open Source Materials, and are not combined with Open Source Materials; (ii) are not distributed in conjunction with any Open Source Materials; or (iii) do not use Open Source Materials, in such a way that, with respect to (i), (ii) or (iii), creates, or purports to create obligations for the Company with respect to any Company Owned Intellectual Property or Company Products or grant, or purport to grant, to any Person, any rights or immunities under any Company Owned Intellectual Property or Company Products (including using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials, that other Software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, or (C) redistributable at no charge). The Company’s use and distribution of each component of Open Source Materials complies with all the applicable license terms of agreement, and in no case does the use, modification or distribution of any Open Source Material gives rise, creates, or purports to create obligations under such license terms or agreement to any rights or immunities to any third parties under any Company Product or Company-Owned Intellectual Property, including without limitation, any obligation to disclose or distribute any Company Product or Company-Owned Intellectual Property in Source Code form, to license any such Company Product or Company-Owned Intellectual Property for the purpose of making derivative works, to distribute any such Company Product or Company-Owned Intellectual Property without charge or grant any license to any of the Intellectual Property embedded therein.

(g) Created Intellectual Property Properly Transferred to the Company. Except for the Intellectual Property licensed pursuant to the written Contracts set forth in Section 3.16(g) of the Company Disclosure Schedule, all Intellectual Property used in or necessary for the conduct of the business of the Company as presently conducted was in the public domain or created solely by either (i) employees of the Company acting within the scope of their employment who have validly and irrevocably assigned all of their rights therein, including Intellectual Property rights, to the Company, or (ii) other Persons who have validly and irrevocably assigned all of their rights therein, including Intellectual Property rights, to the Company, and no other Person owns or has any rights to any portion of such Intellectual Property (other than non-exclusive end user licenses granted to the customers of the Company). In addition, all such employees and other Persons specified in Section 3.16(g) of the Company Disclosure Schedule have waived or transferred, as the case may be, the right to exercise or assert moral rights against the Company. No current or former employee or other person has the right to receive any compensation in connection with “Service Inventions” under Section 134 of the Israeli Patent Law-1967.

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(h) Basic Non-Infringement and Sufficiency. The operation of the business of the Company (including, without limitation, the design, development, use, operation, import, export, manufacture, licensing, sale or other disposition of the Company Products or any other exercise of rights in the Company Intellectual Property) does not, has not and will not breach, infringe or misappropriate the Intellectual Property rights of any Person or violate (A) the rights of any Person (including rights to privacy or publicity) or (B) any Contract (including terms of use). The Company has not (i) received any notice from any Person directly or indirectly, whether in written or oral form, claiming that such operation, exercise of rights or any Company Product infringes, breaches or misappropriates the Intellectual Property rights of any Person, constitutes unfair competition or trade practices under the Applicable Laws of any jurisdiction or violates the rights of any Person (including rights to privacy or publicity) (nor, to the Knowledge of the Company, does there exist any basis therefor) and (ii) received any offer for a license of Intellectual Property, including but not limited to Patent rights, implying that the operation of or exercise of rights by the Company or any Company Product infringes, breaches or misappropriates the Intellectual Property rights of a third party. The use of Company Products by the Company did not and does not currently copy any data or information from Internet Resources in a form other than plain text. The use or operation of Company Products does not require a license of any third-party Intellectual Property and is not in violation of the terms of any license of any third-party Intellectual Property. The Company Intellectual Property together with intellectual property in the public domain includes all of the Intellectual Property necessary and sufficient to enable the Company to conduct and operate the business of the Company in the ordinary course of business, consistent with past practices, following the Closing. The Company has not received any opinion of counsel that any Company Product or the operation of the business of the Company, as previously or currently conducted, or as currently proposed to be conducted, infringes, breaches or misappropriates any Intellectual Property rights of any Person.

(i) Company Registered IP. The Company has not knowingly misrepresented or failed to disclosure any facts or circumstances for which it has a duty to disclose in any application for any Company Registered Intellectual Property that would constitute fraud or a misrepresentation with respect to such application or that would otherwise effect the validity or enforceability of any such Company Registered Intellectual Property.

(j) No Challenges to Company Intellectual Property. To the Knowledge of the Company, no Person is engaging, or has engaged in the past, in any activity that infringes or misappropriates the Company Intellectual Property or violates the rights of the Company (including rights to privacy or publicity). There is no Proceeding pending, asserted or, to the Knowledge of the Company, threatened by, or against any other Person concerning any of the foregoing (nor, to the Knowledge of the Company, does there exist any basis therefor). There is and has been no Proceeding pending, asserted or to the Knowledge of the Company, threatened by or against the Company concerning, contesting or challenging the ownership, validity, registerability, enforceability or use of, or licensed right to use, any Intellectual Property (nor, to the Knowledge of the Company, does there exist any basis therefor). No Company Intellectual Property is subject to any outstanding Order or other disposition of any Proceeding.

(k) Source Code Protection. Except as set forth on  Section 3.16(k) of the Company Disclosure Schedule, none of the Company or any other Person acting on behalf of the Company has disclosed or delivered to any third party, or permitted the disclosure or delivery by any escrow agent or other party of, any Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, require the disclosure, license or delivery by the Company or any other Person acting on behalf of the Company to any Person of any Company Source Code. Section 3.16(k) of the Company Disclosure Schedule identifies each Contract under which the Company has delivered, licensed, made available, deposited, or is or may be required to deposit, with an escrow agent or other third party, any Company Source Code. Neither the execution of the Transaction Documents nor the consummation of any of the Transactions, in and of itself, would reasonably be expected to result in the release of any Company Source Code from escrow.

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(l) No Adverse Consequences of Transaction. Neither this Agreement nor the Transactions (other than as a result of prior obligations of the Purchaser or its Affiliates prior to the date hereof) will result in (i) the Purchaser or its Affiliates or the Company granting to any Person any right to or with respect to any Intellectual Property owned by, or licensed to, any of them, (ii) the Purchaser or its Affiliates or the Company being bound by, or subject to, any non-competition or other material restriction on the operation or scope of their respective businesses, or (iii) the Purchaser or its Affiliates or the Company being obligated to pay any royalties or other material amounts to any Person in excess of those payable by any of them, respectively, in the absence of this Agreement or the Transactions.

(m) Protection of Trade Secrets and Execution of Confidentiality and Invention Assignment Agreement. The Company has taken commercially reasonable steps necessary to protect the confidentiality and value of all Trade Secrets, Company Source Code, confidential Company Intellectual Property and all other Confidential Information. Without limiting the foregoing, (i) the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements in the form set forth on Section 3.16(m) of the Company Disclosure Schedule, and all current and former employees, consultants and contractors of the Company have properly executed such an agreement in such form, and (ii) no Trade Secrets, Company Source Code or material Confidential Information has been disclosed by the Company to any Person except pursuant to valid and appropriately protective non-disclosure, assignment and/or license agreements that have not been breached. All use, disclosure or appropriation of Confidential Information by the Company not owned by the Company has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information, or is otherwise lawful. All current and former employees and consultants of the Company having access to Confidential Information or proprietary information of any of its customers or business partners have executed and delivered to the Company an agreement regarding the protection of such Confidential Information or proprietary information (in the case of proprietary information of the customers and business partners of the Company, to the extent required by such customers and business partners).

(n) No Government or University Funding or Involvement. Except as set forth in Section 3.16(n) of the Company Disclosure Schedule, none of the Company Intellectual Property was, directly or indirectly, in whole or in part: (i) developed by, or on behalf of, or using funding, grants, or subsidies or any resources of, any Governmental Authority or any university, educational institution, research center, foundation or any entity affiliated with such university, educational institution, foundation or research center, (ii) developed utilizing any facilities of any Governmental Authority or any university, educational institution, research center, foundation or any entity affiliated with such university, educational institution, foundation or research center, (iii) developed by any employee, faculty or students of a Governmental Authority, university, college, other educational institution, foundation or research center, or (iv) developed by any independent contractor who was concurrently working for a Governmental Authority, university, college, other educational institution, foundation or research center. In the event that any such funds, grants, subsidies, facilities, employees, faculty or students were used, such use will not preclude or restrict the sale, transfer, alienation and/or license of any such Company Intellectual Property to the Purchaser free and clear of all Liens.

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(o) No Material Product Defects. The Company has disclosed to the Purchaser all information relating to any performance or functionality problem or issue with respect to any Company Product which does, or may reasonably be expected to, materially adversely affect the value, functionality or fitness for the intended purposes of the same. The current versions of each of the commercially released Company Products perform the functions described in all applicable published specifications or end user documentation, free of defects, bugs or programming errors that materially and adversely affect the functionality of such Company Products. None of the Company Products contain any code or feature that: (i) intentionally disrupts the operation of any Software, firmware, hardware, computer system or network, (ii) permits any Person to access Software or data in an unauthorized manner, or (iii) deletes, damages or corrupts any personal information, data, or communications.

(p) Compliance with Privacy Laws. The Company has (i) complied in all material respects with its published privacy policies, internal privacy policies and guidelines and all Applicable Laws relating to data privacy, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure and use of personally identifiable information, and (ii) taken commercially reasonable measures, including operational, managerial, physical and technical measures, to ensure that personally identifiable information is protected against loss, damage and unauthorized and unlawful access, use, modification or other misuse. There has been no loss, damage or unauthorized or unlawful access, use, modification or other misuse of personally identifiable information by the Company and, to the Knowledge of the Company, their contractors. No Person (including any Governmental Authority) has made any claim or commenced any written action with respect to loss, damage or unauthorized access, use, modification or other misuse of any information or data by the Company, or any of its employees or contractors and, to the Knowledge of the Company, there is no reasonable basis for any such claim or action. The execution, delivery and performance of this Agreement and the transaction contemplated hereby comply with the applicable privacy policies of the Company. The Company has at all times made all disclosures to, and obtained any necessary Consents from, users, customers, employees, contractors and other applicable Persons required by Applicable Laws related to data privacy, data protection and data security.

(q) Compliance with Internet Resource Terms. The Company and the Company Products comply with the applicable terms of use, and other applicable terms and conditions governing the use, of Internet Resources that are utilized by the Company in the ordinary course of business or utilized by the Company to market the Company Products.

(r) Compliance with Third Party Licenses. The Company has a valid and enforceable license or other right to use, practice and exploit all licensed Company Intellectual Property and all in the manner in which the foregoing Intellectual Property has been used, practiced and exploited, is being used, practiced or exploited or is currently intended to be used, practiced or exploited and the Company is in compliance with all licenses governing third party Intellectual Property utilized in or in connection with any Company Intellectual Property, including the Company Products, including (i) complying with all flow-through provisions of third party licenses (e.g., a requirement to include a specific Copyright notice or disclaimer), (ii) providing adequate attribution as required by any Open Source Materials license, and (iii) any limitations on the scope of license or covenants included in such licenses.

(s) Information Systems. Section 3.16(s) of the Company Disclosure Schedule lists all the Software, equipment and information systems (“Information Systems”) owned, licensed, leased or controlled by the Company that are material to the operation of the business of the Company or the business of the customers of the Company. If such Information Systems are operated or hosted by an outsourcer or other third-party provider, the identity and contact information for such third-party provider is disclosed on Section 3.16(s) of the Company Disclosure Schedule. None of the Information Systems depend upon any technology or information of any third party (other than the Internet). Such Information Systems are sufficient for the conduct of the business of the Company as currently conducted and as anticipated to be conducted by the Purchaser. The Company uses reasonable means, consistent with state of the art generally available to the public, to protect the security and integrity of all such Information Systems and the data stored thereon. The use by the Company of any Software or Information Systems does not exceed the scope of the rights granted to the Company with respect thereto, including any applicable limitation upon the usage, type or number of licenses, users, hardware, time, services or systems.

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(t) Industry Bodies. The Company is not and has never been a member or promoter of, or a contributor to, any industry standards body or any similar organization that could reasonably be expected to require or obligate any of the Company to grant or offer to any other Person any license or right to any Company-Owned Intellectual Property Rights.

(u) Research and Development Projects. Section 3.16(u) of the Company Disclosure Schedule contains a list of all material research and development projects currently in progress which are conducted or proposed to be conducted by the Company.

(v) Marketing Materials. All products or services produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company and all products or services currently under development by the Company to customers and all services provided by or through the Company to customers on or prior to the Closing conform in all material respects to (i) indications for use approved by Regulatory Authorities and do not include any statements regarding any “off-label” uses, (ii) applicable contractual commitments, express and implied warranties (to the extent not subject to legally effective express exclusions thereof), and (iii) to any representations provided to customers and conform in all material respects to packaging, advertising and marketing materials and to applicable product or service specifications or documentation. The Company has not received any written, or, to its Knowledge, oral, notice alleging liability (and, to the Knowledge of the Company, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any material liability relating to the foregoing Contracts) for replacement or repair thereof or other damages in connection therewith.

(w) General. Any Liabilities of the Company arising in connection with, or resulting from, (i) the sale or license of any Company Intellectual Property, including any Company Products, prior to the Closing Date, or (ii) the provision of any services by the Company prior to the Closing Date to any Third Parties, shall be deemed to constitute a breach by the Company of the representations and warranties set forth in Section 3.16.

Section 3.17 Insurance Coverage.

Section 3.17 of the Company Disclosure Schedule identifies each insurance policy maintained by, at the expense of or for the benefit of the Company or its business or assets and identifies any material claims made thereunder. The Company has delivered to the Purchaser accurate and complete copies of all insurance policies listed on Section 3.17 of the Company Disclosure Schedule, each of which is in full force and effect. Such insurance policies provide insurance coverage for the properties, assets and operations of the Company of the kinds, in the amounts and against the risks required to comply with Applicable Law and the Contracts to which the Company or its Subsidiaries is a party and the risks of the sort normally insured by similar businesses. There is no claim by the Company pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies have been timely paid and the Company has otherwise complied with all material terms and conditions of all such policies. The Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal of any coverage or rejection of any claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. Neither: (A) the execution, delivery or performance of this Agreement or any of the Transaction Documents; nor (B) the consummation of the Transactions, will (with or without notice or lapse of time): (1) result in the cancellation, invalidation or termination, or give any Person the right to cancel, invalidate or terminate, any of the insurance policies of the Company; (2) result in the reduction of coverage, or give any Person the right to reduce the coverage, under any such insurance policies; or (3) have any impact on the right or ability of the Company to make a claim under any such insurance policies in respect of or relating to events or circumstances that have occurred prior to the Closing.

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Section 3.18 Tax Matters.

(a) The Company has timely filed in a proper manner or caused to be filed with the appropriate Taxing Authorities all Tax Returns required to be filed by the Company and has timely paid or caused to be paid all Taxes shown as due on any Tax Return. All such Tax Returns are complete and accurate. All Taxes due and owing by the Company whether or not required to be shown on a Tax Return have been fully paid, other than paid or accrued taxes as indicated in Section 3.18(a) of the Company Disclosure Schedule. With respect to any Taxes where payment is not yet due or owing, the Company has established in accordance with Accounting Principles an adequate accrual for all such Taxes through the end of the last period for which the Company ordinarily records items on its respective books and records. All required estimated Tax payments sufficient to avoid any underpayment penalties have been made by or on behalf of the Company. The Company has no Liability for Taxes other than as set forth in Section 3.18(a) of the Company Disclosure Schedule. No written claim has ever been made by a Taxing authority or other Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has not had or does not have any nexus with any jurisdiction where it does not file a Tax Return, which nexus has subjected it to Tax in such jurisdiction.

(b) The unpaid Taxes of the Company did not, as of the last date of the Financial Statements, exceed the reserve for Tax liability set forth on the face of the balance sheet included in the Financial Statements (rather than in any notes thereto), and (ii) will not, as of the Closing Date, exceed such reserve. Since the last date of the Financial Statements, the Company has incurred no liability for Taxes (i) from extraordinary gains or losses within the meaning of Accounting Principles, (ii) outside the ordinary course of business, or (iii) otherwise inconsistent with past custom and practice.

(c) Except as set forth on  Section 3.18(c) of the Company Disclosure Schedule, there is no dispute or matters under discussion with any Taxing Authority in relation to the affairs of the Company. No deficiencies for Taxes with respect to the Company have been claimed, proposed or assessed by any Taxing Authority or other Governmental Authority. There are no Proceedings, investigations, assessments, audits, claims or other actions for or relating to any Liability in respect of Taxes pending or to the Company’s knowledge threatened against the Company in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes. There are no circumstances which will or is likely to, whether by lapse of time or the issue of any notice of assessment or otherwise, give rise to any dispute with any relevant Taxing Authority in relation to the liability of the Company or accountability for Taxes, any claim made by it, any relief, deduction, or allowance afforded to it, or in relation to the status or character of the Company under or for the purpose of any provision of any legislation relating to Taxes.

(d) The Company has made available to the Purchaser (i) complete and accurate copies of all Tax Returns of the Company (and any predecessor thereof) for all taxable years since the last tax year that is closed for tax purposes (either by a final assessment from the Taxing Authority or due to the lapse of the statute of limitations with respect thereto); (ii) complete and accurate copies of all audit or examination reports and statements of deficiencies assessed against or agreed to by the Company (or any predecessor thereof or issued with respect to or relating to any Taxes due from or with respect to the Company); (iii) any closing or settlement agreements entered into by or with respect to the Company with any Governmental Authority, (iv) all Tax opinions, memoranda and similar documents addressing Tax matters or positions, and (v) all material written communications to, or received by the Company from, any Governmental Authority including Tax rulings and Tax decisions.

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(e) Neither the Company (nor any predecessor thereof) has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver.

(f) The Company has not requested, offered to enter into or entered into any agreement or other arrangement, or executed any waiver, providing for any extension of time within which (i) to file any Tax Return covering any Taxes for which the Company is or may be liable; (ii) to file any elections, designations or similar filings relating to Taxes for which the Company is or may be liable; (iii) the Company is required to pay or remit any Taxes or amounts on account of Taxes; or (iv) any Governmental Authority may assess or collect Taxes for which the Company is or may be liable. The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, including by virtue of (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) any Tax related agreement or settlement concluded with any Taxing Authority, or (iii) any prepaid amount received on or prior to the Closing Date.

(g) Neither the Company nor any Subsidiary has made, prepared or filed any elections, designations or similar filings relating to Taxes or entered into any agreement or other arrangement in respect of Taxes or Tax Returns that has effect for any period ending after the Closing Date.

(h) Except as set forth in Section 3.18(h) of the Company Disclosure Schedule, the Company has never been assessed by any Taxing Authority and notices of assessment have not been issued to the Company by any Taxing Authority.

(i) No power of attorney (other than powers of attorney authorizing employees or representative of the Company to act on behalf of the Company) with respect to any Taxes has been executed or filed with any Taxing Authority, and each employee or representative of the Company who is authorized to act on behalf of the Company with respect to any Taxes is identified on  Section 3.18(i) of the Company Disclosure Schedule.

(j) There are no Liens for Taxes on any assets of the Company. Appropriate reserves have been established in accordance with Accounting Principles with respect to all statutory Liens for Taxes that are being contested.

(k) Except as set forth on Section 3.18(k) of the Company Disclosure Schedule, since its incorporation, no closing agreements, private letter rulings, technical advice memoranda, “taxation ruling or decision” (Hachlatat Misui) or similar agreements or rulings relating to Taxes have been received from, or entered into or issued by any Governmental Authority with or in respect of the Company or the holding in the Company. The Company has not requested or received a ruling from any Taxing Authority.

(l) Section 3.18(l) of the Company Disclosure Schedule sets forth all Tax exemptions, material Tax holidays or other Tax reduction agreements or arrangements or Orders applicable to the Company and any entity that is or was controlled by the Company (“Tax Incentives”). The Company has made available to the Purchaser all material documentation relating to any Tax Incentives. The Company and any entity that is or was controlled by the Company were, and are, in compliance with the requirements for any Tax Incentives. The consummation of the actions contemplated in this Agreement will not have any adverse affect on: (i) the validity and effectiveness of any Tax Incentives; and (ii) the continued qualification for the Tax Incentives or the terms or duration thereof or require any recapture of any previously claimed incentive under such Tax Incentives.

(m) All retained earning distributed under Section (d) of Chapter Seven of the Encouragement Law (Amendment 69 and Temporary Order), 5772-2012 (the “Temporary Order”), as applicable to the Company and any entity that is or was controlled by the Company, were in full compliance with the conditions of the Temporary Order and the Tax due under the Temporary Order was correctly and accurately calculated, reported and paid.

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(n) Except as set forth on  Section 3.18(n) of the Company Disclosure Schedule, the Company is duly registered for the purposes of Israeli value added tax and has complied in all respects with all requirements concerning value added Taxes (“VAT”). The Company (i) has not made any exempt transactions (as defined in the Israel Value Added Tax Law of 1975) and there are no circumstances by reason of which there might not be an entitlement to full credit of all VAT chargeable or paid on inputs, supplies, and other transactions and imports made by it, (ii) have collected and timely remitted to the relevant Taxing Authority all output VAT which it is required to collect and remit under any applicable law; and (iii) has not received a refund for input VAT for which it is not entitled under any applicable Law.

(o) The Company duly and timely withheld and paid all Taxes and other amounts required by law to be withheld by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account or benefit of any Person, including any employees, officers, directors, independent contractor, creditor, shareholders of the Company or other Person, whether or not an Israeli tax resident), other than such delays in payments and withholding as would not reasonably likely to trigger any additional taxes, interest, fines or any other Loss in respect thereof.

(p) The Company has duly and timely collected all amounts on account of any sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by law to be collected by it and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by law to be remitted by it.

(q) All records which the Company are required under Applicable Law to keep for tax purposes (including all documents and records likely to be needed to defend any challenge by any Governmental Authority to the transfer pricing of any transaction) have been duly kept in all material aspects in accordance with all applicable requirements and are available for inspection at the premises of the Company.

(r) The Company has at all times been resident for Tax purposes of its country of incorporation. Since its incorporation, the Company has not paid and has no liability for Taxes in any jurisdiction other than its respective country of incorporation; no claim has been made in writing by any Taxing Authority in any jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax by such jurisdiction.

(s) The Company is not subject to any restrictions or limitations pursuant to Part E2 of the Israeli Income Tax Ordinance or pursuant to any tax ruling made with reference to the provisions of Part E2.

(t) Any related party transactions subject to Section 85A of the Israeli Tax Ordinance or any similar Applicable Law in foreign jurisdictions conducted by the Company has been conducted on an arms-length basis in accordance with Section 85A of the Israeli Tax Ordinance or Applicable Law in such foreign jurisdictions and in compliance with the requirements of Section 85A of the Israeli Tax Ordinance and the regulations promulgated thereunder.

(u) The Company has not undertaken or participating or engaged in any transaction which is listed on, or requires or will require special reporting in accordance with, Section 131(g) of the Israeli Tax Ordinance and the Income Tax Regulations (Reportable Tax Planning), 5767-2006 promulgated thereunder.

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(v) Neither the Company nor its Subsidiary has ever been a real property corporation (Igud Mekarke’in) within the meaning of this term under Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963.

(w) Except as set forth in Section 3.18(w) of the Company Disclosure Schedule, the Company has not filed or maintained any share incentive or option plan that is intended to qualify under Section 102 of the Israeli Tax Ordinance.

Section 3.19 Employees; Contractors and Benefit Plans.

(a) Section 3.19(a) of the Company Disclosure Schedule sets forth a list of the following with respect to each employee, manager, independent contractor, consultant, agent, manager and director of the Company, including each employee on leave of absence, disability or workers’ compensation leave, military or family leave or layoff status: name; job title; date of commencement of employment or engagement; location of work; actual scope of employment (e.g., full, part-time or temporary), overtime classification (e.g., exempt or non-exempt), prior notice entitlement, current annual compensation and all social benefits paid or payable maintained or contributed to or with respect to which any potential liability is borne by the Company (whether now or in the future) to each employee, manager, independent contractor, consultant, agent, manager and director of the Company and including but not limited to the following entitlements: bonus (including type of bonus, calculation method and amounts received in the past two years), deferred compensation, commissions (including calculation method and amounts received in the past two years), overtime payment, vacation entitlement and accrued vacation, travel entitlement (e.g. travel pay, car, leased car arrangement and car maintenance payments), pension arrangement and/or any other provident fund (including managers’ insurance and education fund), their respective contribution rates (by percentage) and the salary basis for such contributions, whether such employee is subject to Section 14 Arrangement (and, to the extent such employee is subject to the Section 14 Arrangement, an indication of whether such arrangement has been applied to such person from the commencement date of his employment and on the basis of his entire salary) and any change in compensation and such social benefits since January 1, 2011; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Benefit Plan. The Company has provided to the Purchaser complete copies of all Contracts with such Persons.

(b) Section 3.19(b) of the Company Disclosure Schedule sets forth an accurate and complete list identifying each employment, consulting, severance, termination, retirement, profit sharing, bonus, incentive or deferred compensation, retention or transaction bonus or change in control agreement, pension, stock option, restricted stock or other equity-based benefit, profit sharing, savings, retirement, life, health, long term care, perquisite, fringe benefit, death benefit or other material compensation or benefit plan, program, arrangement, agreement, fund or commitment (i) for the benefit or welfare of any current or former director, manager, officer, shareholder, service provider or employee of any of the Company, or any shareholder or Affiliate thereof employing such person for the benefit of the Company, or (ii) with respect to which the Company has any Liability. Such plans are referred to collectively herein as the “Benefit Plans”. With respect to the Benefit Plans, except as set forth in Section 3.19(b) of the Company Disclosure Schedule: (i) all employer and employee contributions to each Benefit Plan required by applicable Legal Requirements or by the terms of such Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Benefit Plan, the liability of each insurer for any Benefit Plan funded through insurance or the book reserve established for any Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Benefit Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; (iii) each Benefit Plan required to be registered with a Governmental Authority has been registered with a Governmental Authority and has been maintained in good standing with applicable Governmental Authority; and (iv) there are no pending, or, to the Knowledge of the Company, threatened or anticipated Actions in connection with any Benefits Plan and there has been no act or omission which has given or may give rise to fines, penalties, taxes or related charges under any applicable Legal Requirement. The Company has delivered to the Purchaser (i) accurate and complete copies of each Benefit Plan to the extent currently effective, including all amendments thereto and copies of applicable resolutions adopting each such amendment, (ii) all written Contracts relating to each Benefit Plan to the extent currently effective, (iii) correspondence to or from any Governmental Authority relating to any Benefit Plan and (iv) all employee manuals and handbooks, employment policy statements, employment customs, internal regulations, collective labor agreements and employment agreements with respect to Employees, including written summaries of any of the foregoing to the extent not available in written form. The Company has performed all obligations required to be performed by the Company thereunder, is not in default or violation of, and has no Knowledge of any default or violation by any other party to, any Benefit Plan. Each Benefit Plan has been established and maintained in accordance with its terms and in compliance in all material respects with Applicable Law.

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(c) Other than as set forth in Section 3.19(c) of the Company Disclosure Schedule, the consummation of the Transactions will not (either alone or together with any other event, including a subsequent termination of employment or service), and other than in the event that the Transaction shall be deemed as a change of control by a competent court decision, entitle any employee, service provider or independent contractor of the Company or any employee of such independent contractor to severance pay (including increased severance payment), retention, bonus or other similar payment or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under.

(d) There is no Proceeding pending against or involving or threatened or anticipated against or involving any Benefit Plan (other than routine claims for benefits).

(e) Except as set forth in Section 3.19(e) of the Company Disclosure Schedule, each person providing services to the Company that has been characterized as a consultant or independent contractor and not an employee has been properly characterized as such, and neither the Company, nor the Purchaser (or its Affiliates) has or will have any Liability, including under or on account of any Benefit Plan, arising out of the hiring or retention of persons to provide services to the Company, treating such persons as consultants or independent contractors and not as employees, or otherwise with respect to the period pre-Closing.

(f) Except as set forth in Section 3.19(f) of the Company Disclosure Schedule, the Company is not a party to any collective bargaining Contract, collective labor agreement or other Contract or arrangement with a labor union, workers committee, trade union or other organization or body involving any of its employees, or is not otherwise required (under any Applicable Law, under any Contract or otherwise) to provide benefits or working conditions beyond the benefits and working conditions required by Applicable Law or pursuant to applicable extension orders. The Company has not and is not subject to, and, except as set forth in Section 3.19(f) of the Company Disclosure Schedule, no employee of the Company benefits from, any extension order (tzavei harchava) except for extension orders applicable to all employees in Israel.

(g) The Company is not subject to any Proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the Company’s Knowledge, threatened, nor has there been, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company. The consummation of this transaction will not entitle any third party (including any labor union or labor organization) to any payments under any labor and collective bargaining agreements.

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(h) Except as set forth in Section 3.19(h) of the Company Disclosure Schedule, all Contracts between the Company and any of its employees can be terminated by the Company upon not more than thirty (30) days notice. No Employee’s or Service Provider’s employment by the Company requires the Company to obtain any special license, permit or other authorization of a Governmental Authority.

(i) The Company has complied with all Applicable Laws relating to its employees and their terms and conditions of employment, including, without limitation, any Applicable Law related to workplace health and safety; all amounts that the Company is legally or contractually required either (i) to deduct from its employees’ salaries or to transfer to such employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds, or (ii) to withhold from its employees’ salaries and benefits and to pay to any Governmental Authority as required by the Applicable Law have been duly deducted, transferred, withheld and paid, and the Company has no outstanding obligation to make any such deduction, transfer, withholding or payment; and except as set forth in Section 3.19(i) of the Company Disclosure Schedule, the Company is in compliance with all Applicable Laws and/or Contracts and/or customs recognized as such by the Company relating to employment, employment practices, wages, bonuses, pension benefits and other compensation matters and terms and conditions of employment related to its Employees or Service Providers, including but not limited to, the Israeli Prior Notice to the Employee Law, 2002, the Israeli Notice to Employee (Terms of Employment) Law, 2002, the Israeli Prevention of Sexual Harassment Law, 1998, the Hours of Work and Rest Law, 1951, the Annual Leave Law, 1951, the Salary Protection Law, 1958, the Increased Enforcement of Labor Laws, 2011, and the Israeli Employment by Human Resource Contractors Law, 1996. There are no claims from or on behalf of any Employee or Service Providers pending or, to the Company’s Knowledge, threatened against the Company.

(j) Except as set forth in Section 3.19(j) of the Company Disclosure Schedule, all obligations of the Company with respect to statutorily required severance payments to current employees have been fully satisfied or have been fully funded by contributions to appropriate insurance funds pursuant to Applicable Law, including the Israeli Severance Pay Law, 1963 and/or to the extent required has been reserved for in the Financial Statements. There are no unwritten policies, practices or customs of the Company that, by extension, could reasonably be expected to entitle any Employee or Service Provider to benefits in addition to what such Employee or Service Provider is entitled to by applicable Legal Requirements or under the terms of such Employee’s or Service Provider’s employment Contract (including unwritten customs or practices concerning bonuses, the payment of statutory severance pay when it is not required under applicable Legal Requirements).

(k) Except as set forth in  Section 3.19(k) of the Company Disclosure Schedule, to the Knowledge of the Company, no Key Person: (i) intends to terminate his or her employment or engagement for the benefit of the Company; (ii) has received an offer to join a business that is competitive with the business of Company; or (iii) is a party to or is bound by any confidentiality agreement, non-competition agreement or other Contract (with any Person) that may have a material adverse effect on: (A) the performance by such individual’s duties or responsibilities as an employee or consultant (as applicable) of the Company or its service providers or (B) the businesses or operations of the Company.

Section 3.20 Environmental Matters.

The Company is, and has at all times been, in compliance with all Environmental Laws and all Environmental Permits, and there are no liabilities of the Company under any such Applicable Law or any Hazardous Substance and there is no condition, situation or set of circumstances that could reasonably be expected to result in or be the basis for any such liability. The Company has not entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws or any activities of the Company related to Hazardous Substance.

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Section 3.21 Affiliate Transactions.

Except as set forth in Section 3.21 of the Company Disclosure Schedule, no shareholder, director, manager, officer or employee of the Company or members of any of their immediate family or any Affiliate thereof (each of the foregoing, a “Related Person”), other than in its capacity as a shareholder, director, manager, officer or employee of the Company, (i) has been involved, directly or indirectly, in any business arrangement or other material relationship with the Company (whether written or oral), (ii) directly or indirectly owns, or otherwise has any right, title, interest in, to or under, any property or right, tangible or intangible, that is used by the Company or (iii) is engaged, directly or indirectly, in the conduct of the businesses of the Company. In addition, to the Knowledge of the Company, no such Related Person has an interest in any Person that competes with the businesses of the Company in any market presently served by the Company, in each case, except as explicitly set forth in Section 3.21 of the Company Disclosure Schedule. For purpose of this Agreement, “immediate family” of any individual shall mean spouse, parents, children and brothers and sisters of such Person.

Section 3.22 Finders’ Fees.

Except as set forth in Section 3.22 of the Company Disclosure Schedule, which is provided for informational purposes only and, notwithstanding anything to the contrary in this Agreement or the Disclosure Schedules, shall not be regarded as an exception of this representation, no broker, investment banker, financial advisor or other Person acting for or on behalf of the Company is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with the Transactions contemplated by this Agreement or any other Transaction Document.

Section 3.23 Bank Accounts.

Except as provided in Section 3.23 of the Company Disclosure Schedule, the Company has no outstanding credit facility, overdraft, loan, loan stock, debenture, letter of credit, acceptance credit or other financial facility.

Section 3.24 Company Transaction Expense.

Section 3.24 of the Company Disclosure Schedule sets forth the Company’s current reasonable estimate of the total amount of Transaction Expenses and Change of Control payments that are payable or have been paid by the Company.

Section 3.25 Company Assets.

Any and all tangible and intangible assets, properties and rights, including any Intellectual Property, in which any Seller or its Affiliates has or has had at any time any interest, right or claim and which are necessary with respect to physical assets or necessary or desirable with respect to intellectual property, in connection with the business, operations, activities or technologies of the Company as currently conducted and as proposed to be conducted, have been duly assigned and transferred by such Seller or its Affiliates to the Company, as applicable, and such Seller or its Affiliates has no remaining right or interest in such assets, properties and rights. In the event that, notwithstanding the foregoing, it transpires that any Seller or its Affiliates has any right or interest in any such assets, properties and rights, then such Seller shall or shall cause his Affiliates to be deemed to hold such rights or interests in trust for the sole benefit of the Company, as applicable, and the Seller shall and shall cause its Affiliates to take any and all actions and execute any and all documents, as necessary or as otherwise deemed by the Purchaser to be desirable in order to transfer and assign such rights and interests to the Company and vest full and unrestricted title thereof in the Company.

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Section 3.26 Full Disclosure.

This Agreement (including its Schedules) does not, and the Transaction Documents do not: (i) contain any representation, warranty or information that is false or misleading with respect to any material fact; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading. Neither the Company nor any of its Representatives is aware of any facts pertaining to the Company or its business which have had or would reasonably be expected to have a Material Adverse Effect and which have not been disclosed in the Company Disclosure Schedule.

Section 3.27 Express Disclaimer of Other Representations and Warranties.

Purchaser acknowledges and agrees that no representations or warranties are or have been made by the Company except for the representations and warranties expressly set forth in this Agreement and in any other Transaction Document.

Article IV

Representations and Warranties of the Sellers

Subject to the disclosures set forth in the Sellers Disclosure Schedule (each of which disclosures, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of this Article IV to which it relates (unless and only to the extent the relevance to other representations and warranties is readily apparent from the actual text of the disclosures), and each of which disclosures shall also be deemed to be representations and warranties made by the Sellers, severally and not jointly, to the Purchaser under this Article IV), each Seller, severally and not jointly, represents and warrants to the Purchaser that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

Section 4.01 Title to Company Shares; Pro Rata Portion.

Except as set forth in Section 4.01 of the Sellers Disclosure Schedule, such Seller has good and valid title to, and is the sole lawful owner, free and clear of any and all Liens, beneficially and of record, of all of the Company Shares set forth opposite the name of such Seller on Section 3.07(c) of the Company Disclosure Schedule. The Seller has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to the foregoing Company Shares. At the Closing, Seller shall convey to the Purchaser, and the Purchaser shall acquire, good and marketable title to the respective Company Shares referred to above, free and clear of any Liens and from any agreement, obligation or commitments to create, grant, give or permit to maintain any Liens. Except as set forth in Section 4.01 of the Sellers Disclosure Schedule, the Seller has not sold, pledged or otherwise transferred (whether by operation of law or otherwise, including, without limitation, transfers pursuant to any decree of divorce or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse) any interests in the respective Company Shares to any person. All of such Company Shares set forth opposite the name of such Seller on Section 3.07(c) of the Company Disclosure Schedule (a) have been duly authorized and validly issued, (b) are fully paid and non-assessable, and (c) have been issued in full compliance with (i) all applicable securities laws and any other Applicable Laws and (ii) all requirements set forth in applicable Contracts. Except as set forth in Section 4.01 of the Sellers Disclosure Schedule, the respective Company Shares are not subject to any shareholders agreements, voting agreements, proxies, trusts, information rights, management rights, registration rights, first refusal, tag along, pre-emptive or first offer rights, financial statement requirements or other provisions, agreements or understandings relating to the voting, disposition or transfer of Company Shares thereof, which would continue to be binding upon the Purchaser after the Closing. Any proxies heretofore given in respect of the respective Company Shares are not irrevocable, and any such proxies are or shall be revoked by the Closing. The Pro Rata Portion appearing opposite the name of each Seller in Exhibit A, and the details set forth in each Signing Seller Exercise, Sale and Waiver Letter and in each Non-Signing Seller Exercise, Sale and Waiver Letter, is true and correct as of the date hereof and as of the Closing and may be relied upon by the Purchaser and is binding and enforceable against such Seller’s respective successors, heirs, executors, and administrators.

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Section 4.02 Authority; Binding Effect.

Such Seller has full right, power and authority to enter into and to perform such Seller’s obligations under each of the Transaction Documents to which such Seller is or may become a party. Such Seller has all requisite power and authority to execute, deliver and perform his obligations under this Agreement and the other Transaction Documents to which such Seller is a party and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents to which such Seller is a party have been duly authorized by such Seller. All organizational actions and proceedings required to be taken by or on the part of such Seller to authorize and permit the execution, delivery and performance by such Seller of this Agreement and the other Transaction Documents to which such Seller is a party, have been duly and properly taken. This Agreement has been, and each other Transaction Document to which such Seller is a party has been or will be, duly executed and delivered by such Seller. This Agreement constitutes the legal, valid and binding obligation of such Seller, and, assuming the due authorization, execution and delivery by the Purchaser (if party thereto), enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and upon the execution of each of the other Transaction Documents, each of such other Transaction Documents will constitute the legal, valid and binding obligation of such Seller who is a party thereto, and will be, assuming the due authorization, execution and delivery by the Purchaser (if party thereto), enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

Section 4.03 Non-Contravention; Consents.

Neither (1) the execution, delivery or performance of this Agreement and any other Transaction Document by such Seller, nor (2) the consummation of the Transactions by such Seller, will (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation or breach of any provisions of any Applicable Law, or give any Governmental Authority or other Person the right to challenge the Transactions or to exercise any remedy or obtain any relief under any Order to which such Seller is bound;

(b) contravene, conflict with or result in a violation or breach of or a default under any provision of, or require any consent under, Seller’s organizational documents, if applicable, or any Contract to which such Seller is a party or by which such Seller is bound, or result in the creation of a Lien on any property or asset of such Seller or any of his Affiliates;

(c) except as set forth on Section 4.03(c)of the Sellers Disclosure Schedule and as provided in this Agreement, require to make any filing with or give any notice to, or to obtain any Consent from, any Person; or

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(d) other than as expressly provided in this Agreement, cause any Option or right of pre-emption to become exercisable, expect to the extent it has been waived on the date hereof.

Section 4.04 Capacity of Seller.

(a) Such Seller:

(1) is not bankrupt or insolvent has not, at any time, (A) made or proposed a general assignment, arrangement or composition for the benefit of creditors, (B) filed, or had filed against such Seller, any bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or a substantially all of such Seller’s assets, (D) admitted in writing such Seller’s inability to pay such Seller’s debts as they become due, or (E) taken or been the subject of any action that will have an adverse effect on such Seller’s ability to comply with or perform any of such Seller’s covenants or obligations under any of the Transaction Documents; or

(2) is not subject to any Applicable Law that may have an adverse effect on such Seller’s ability to comply with or perform any of such Seller’s covenants or obligations under any of the Transaction Documents.

(b) There is no Proceeding pending and, to such Seller’s Knowledge, no Person has threatened to commence any Proceeding that may have an adverse effect on the ability of such Seller to comply with or perform any of such Seller’s covenants or obligations under any of the Transaction Documents. To the Knowledge of the Sellers, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will or might give rise to or serve as the basis for any such Proceeding or the threat of any such Proceeding.

(c) The consummation of the Transactions shall not constitute a fraudulent transfer by such Seller under applicable bankruptcy and other similar laws relating to bankruptcy and insolvency of such Seller.

Section 4.05 Share Capital.

In the case of a Seller that is a company, Exhibit A sets forth a complete and accurate list, by name, of such Seller’s ultimate beneficial holder(s), their addresses, the number of shares owned by each of them identified by class and series and their Pro Rata Portion, other than with respect to publicly traded companies regarding their securities which are held by the public.

Section 4.06 Tax Matters.

Such Seller (with respect to its holdings in the Company) is not subject to any restrictions or limitations pursuant to Part E2 of the Israeli Income Tax Ordinance or pursuant to any tax ruling made with reference to the provisions of Part E2.

Section 4.07 Disclosure.

This Agreement and any other Transaction Document executed by the Seller do not and will not (a) contain any representation, warranty or information made by or relating to such Seller that is false or misleading with respect to any material fact, or (b) omit to state any material fact necessary in order to make the representations, warranties and information made by or relating to such Seller contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading with respect to such Seller. The Seller is not aware of any facts pertaining to the Company which have had or would reasonably be expected to have a Material Adverse Effect and which have not been disclosed in the Company Disclosure Schedule.

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Section 4.08 Finder’s Fees.

Except as set forth on Section 4.08 of the Sellers Disclosure Schedule, which is provided for informational purposes only and, notwithstanding anything to the contrary in this Agreement or the Disclosure Schedules, shall not be regarded as an exception of this representation, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with the Transactions contemplated by this Agreement or any other Transaction Document to which such Seller is a party based on any Contract to which such Seller is a party or that is otherwise binding upon such Seller.

Section 4.09 Company Assets.

Any and all tangible and intangible assets, properties and rights, including any Intellectual Property, in which any Seller or its Affiliates has or has had at any time any interest, right or claim and which are necessary with respect to physical assets or necessary or desirable with respect to intellectual property in connection with the business, operations, activities or technologies of the Company as currently conducted and as proposed to be conducted, have been duly assigned and transferred by such Seller or its Affiliates to the Company, as applicable, and such Seller or its Affiliates has no remaining right or interest in such assets, properties and rights. In the event that, notwithstanding the foregoing, it transpires that any Seller or its Affiliates has any right or interest in any such assets, properties and rights, then such Seller shall or shall cause his Affiliates to be deemed to hold such rights or interests in trust for the sole benefit of the Company, as applicable, and the Seller shall and shall cause its Affiliates to take any and all actions and execute any and all documents, as necessary or as otherwise deemed by the Purchaser to be desirable in order to transfer and assign such rights and interests to the Company and vest full and unrestricted title thereof in the Company.

Section 4.10 Express Disclaimer of Other Representations and Warranties.

Purchaser acknowledges and agrees that no representations or warranties are or have been made by the Sellers except for the representations and warranties expressly set forth in this Agreement and in any other Transaction Document.

Article V

Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Company and the Sellers that the statements contained in this Article V are true and correct as of the date of this Agreement and will be true and correct as of the Closing:

Section 5.01 Corporate Authorization.

The Purchaser is a limited liability company duly incorporated and validly existing under the laws of Israel. The Purchaser has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and the execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement constitutes and any other Transaction Document to which the Purchaser is or will be a party constitutes or will constitute the legal, valid and binding obligation of the Purchaser, and assuming the due authorization and execution thereof by the other parties thereto, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

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Section 5.02 Non Contravention.

Neither the execution, delivery or performance of this Agreement or any of the Transaction Documents by the Purchaser nor the consummation of the Transactions by the Purchaser, subject to the terms of this Agreement, will (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of any of (i) the provisions of the articles of association or any other charter documents of the Purchaser or (ii) any Applicable Law;

(b) contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Applicable Law or any Order to which the Purchaser or any of the assets owned or used by the Purchaser is subject; or

(c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract by which the Purchaser is bound,

except, in the case of clauses (a) through (c) above, for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement or any other Transaction Document.

The Purchaser is not and will not be required to make, subject to the terms of this Agreement, any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (x) the execution, delivery or performance by the Purchaser of this Agreement or any of the other Transaction Documents; or (y) the consummation by the Purchaser of the Transactions contemplated by this Agreement (except as required by Applicable Law and stock exchange rules).

Section 5.03 Finders’ Fees.

No broker, investment banker, financial advisor or other Person acting for or on behalf of the Purchaser is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with the Transactions contemplated by this Agreement or any other Transaction Document.

Article VI
Pre Closing Covenants

Section 6.01 Conduct of Business.

From the date of this Agreement until the Closing Date, or the earlier termination of this Agreement in accordance with its terms, the Company shall, and the Sellers shall cause the Company to, conduct its businesses in the ordinary course consistent with past practice and use commercially reasonable efforts to (i) preserve intact its respective present business organizations, (ii) maintain in effect Governmental Authorizations necessary for the conduct of the Company’s business, (iii) keep available the services of all officers, employees and service providers of the Company, and (iv) maintain satisfactory relationships with the customers, lenders and suppliers of the Company and others having a business relationship with the Company. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or pursuant to the prior written consent of the Purchaser, the Company shall not, and the Sellers shall ensure that the Company and each of its Subsidiaries shall not:

(a) amend its articles of association or other similar organizational documents (whether by merger, consolidation or otherwise);

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(b) declare, set aside or pay any dividend or other distribution (whether in cash, share or property or any combination thereof) in respect of any Company Shares or any other securities, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Shares or any other securities;

(c) affect any stock split (including issuance of bonus shares), consolidation, reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Shares or Options or any other securities;

(d) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any Company Shares or Options or any other securities; or (ii) amend any term of any Company Share or Options or any other securities (whether by merger, consolidation or otherwise), other than as is contemplated herein with respect to the exercise of certain existing options to purchase the Shares as are outstanding as of the date hereof and the sale of the underlying Shares of such Options as part of this Transaction;

(e) Except as set forth in Section 6.01(e) of the Company Disclosure Schedule, and other than in the ordinary course of business and consistent with past practice in which the Company may incur any Liabilities not in excess of US$50,000 individually, the Company shall not incur any capital expenditures or any obligations or Liabilities in excess of US$100,000 in the aggregate;

(f) acquire (by merger, consolidation, acquisition of share or assets or otherwise), directly or indirectly, any securities or all or substantially all of the assets, properties or businesses of any third party;

(g) sell or otherwise transfer, or create or incur any Lien on, any of the Company share capital (registered or issued);

(h) sell, lease or otherwise transfer, or create or incur any Lien on, any tangible or intangible assets, properties or rights of the Company not in the ordinary course consistent with past practice;

(i) make any loans, advances or capital contributions to, or investments in, any other Person in excess of US$50,000 in the aggregate;

(j) create, incur, assume, suffer to exist or otherwise be liable with respect to any Company Debt in excess of US$100,000 in the aggregate, except as set forth in Schedule 6.01(j) of the Company’s Disclosure Schedule;

(k) enter into, amend or modify in any respect or terminate any Contract or otherwise waive, release or assign any material rights, claims or benefits of the Company not in the ordinary course consistent with past practice;

(l) (i) grant or increase any severance or termination pay to (or amend any existing arrangement with) any director, manager, officer, or senior employee of the Company, (ii) other than in accordance to agreements entered into prior to the date hereof and disclosed in the Company Disclosure Schedule, increase benefits payable under any existing severance or termination pay policies or employment agreements or any other benefits payable to any director, manager, officer or senior employee of the Company, (iii) enter into any employment, deferred compensation or other agreement or offer (or amend any such existing agreement or offer) with any director, manager, officer, or senior employee of the Company, or (v) terminate any Key Person;

(m) change the Company’s methods of accounting or accounting practices, except as required by concurrent changes in Accounting Principles and as agreed to by its independent public accountants;

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(n) commence, settle or offer or propose to settle (i) any Proceeding involving or against the Company not in the ordinary course consistent with past practice, (ii) any Proceeding against any of the Company’s officers directors or managers, or (iii) any Proceeding that relates to the Transactions;

(o) other than as may be required under Applicable Law or with the prior review, comment and written approval of Purchaser, make or change any Tax election; settle or compromise any claim, notice, audit report or assessment in respect of Taxes; file any Tax Return or prepare any financial statements; enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement relating to any Tax; change or adopt any annual Tax accounting period or method of Tax accounting; surrender or forfeit any right to claim a Tax refund; file any Tax petition, Tax complaint or administrative Tax appeal; or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment or request, negotiate, apply for or receive a Tax ruling on its own behalf or on behalf of any of the Sellers;

(p) enter into Contracts that contemplate the Company engaging in a new line of business;

(q) form or acquire any Subsidiaries;

(r) apply for or accept any Grant, except as set forth in Schedule 6.01(r) of the Company’s Disclosure Schedule;

(s) take any action which would adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement; or

(t) agree, resolve or commit to do any of the foregoing.

Section 6.02 No Solicitation; Other Offers.

From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, (a) each Seller shall not, and shall cause each of its Representatives not to, and (b) the Company shall not, and shall cause each of its Representatives not to, directly or indirectly: (i) solicit, initiate, facilitate, support, seek, respond, induce, entertain or encourage, or take any action to solicit, initiate, facilitate, support, seek, respond, induce, or encourage any inquiries, announcements or communications relating to, or the making of any submission, proposal or offer that constitutes, or that would reasonably be expected to lead to, an Acquisition Proposal that may involve the Purchased Shares; (ii) enter into, participate in, maintain or continue any discussions or negotiations relating to any Acquisition Proposal that may involve the Purchased Shares with any Person other than the Purchaser; (iii) furnish to any Person other than the Purchaser any information that the Company or such Seller believes or should reasonably know would be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal that may involve the Purchased Shares or take any other action regarding any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal that may involve the Purchased Shares; (iv) accept any Acquisition Proposal or enter into any agreement, arrangement or understanding (whether written or oral) providing for the consummation of any transaction contemplated by any Acquisition Proposal or otherwise relating to any Acquisition Proposal; or (v) submit any Acquisition Proposal or any matter related thereto to the vote of the shareholders of the Company. Each Seller shall, and shall cause each of its Representatives to, and the Company shall, and shall cause each of its Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date of this Agreement with respect to any Acquisition Proposal that may involve the Purchased Shares, and shall promptly (and in any event within 24 hours) provide the Purchaser with: (x) a written description of any expression of interest, inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or such Seller or by any Representative of the Company or such Seller from any Person (other than the Purchaser), including in such description the identity of the Person from which such expression of interest, inquiry, proposal or offer was received (the “Other Interested Party”); and (y) a copy of each written communication and a complete summary of each other communication transmitted on behalf of the Other Interested Party or any of the Other Interested Party’s Representatives to the Company or any Seller or any Representative of the Company or Seller or transmitted on behalf of the Company or Seller or any Representative of the Company or Seller to the Other Interested Party or any of the Other Interested Party’s Representatives. Furthermore, the parties agree that each of the Sellers shall be obligated, and subject to, Sections 3 (Right of First Offer), 7 (Effect of Failure to Comply), 11 (Miscellaneous) all of the provisions of the Shareholders Agreement, and the Purchaser shall have all the rights provided to it under the Shareholder Agreement, in each case, as if such Shareholder Agreement was executed and in full force and effect, as of the date hereof, and Purchaser shall be deemed to own, for the purpose of such obligations and rights, all of the Purchased Shares.

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Section 6.03 Access to Information.

From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall (a) give the Purchaser and its Representatives during normal business hours, reasonable access to the offices, properties, books and records, customers, suppliers, agents and partners of the Company, so long as such access does not unreasonably interfere with the conduct of the Company’s business (b) furnish to the Purchaser and its Representatives such financial and operating data and other information relating to the Company as such Persons may request, and (c) instruct its respective employees, counsel, accountants and financial and tax advisors to cooperate with the Purchaser in its due diligence investigation of the Company; provided, however, that no investigation pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made by the Company or the Sellers herein.

Section 6.04 Notices of Certain Events.

(a) From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company and each Seller shall promptly notify the Purchaser of:

(1) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(2) any notice or other communication from any Governmental Authority (i) delivered in connection with the Transactions, or (ii) indicating that a Governmental Authorization is revoked or about to be revoked or that a Governmental Authorization is required in any jurisdiction in which such Governmental Authorization has not been obtained;

(3) any actions, suits, claims, investigations or proceedings commenced or, to their respective Knowledge, threatened against, relating to or involving or otherwise affecting the Company, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article III or Article IV, as the case may be, or that relate to the consummation of the Transactions;

(4) any inaccuracy in or breach of any of their respective representations, warranties or covenants contained in this Agreement; and

(5) any event, condition, fact or circumstance that would make (or is reasonably expected to make) the timely satisfaction of any of the conditions set forth in Article VIII impossible or unlikely, or cause it to be delayed.

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(b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 6.04(a) requires any change in the Company Disclosure Schedule or the Sellers Disclosure Schedule, as applicable, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule or the Sellers Disclosure Schedule, as applicable, were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company or such Seller, as applicable, shall promptly deliver to the Purchaser an update to the Company Disclosure Schedule or the Sellers Disclosure Schedule, as applicable, specifying such change. No such notice or update shall be deemed to supplement or amend the Company Disclosure Schedule or Sellers Disclosure Schedule, as applicable, for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or any Seller in this Agreement and any indemnification obligation hereunder, or (ii) determining whether any of the conditions set forth in Article VIII has been satisfied (the “Disclosure Schedules Updates for Informational Purposes”); provided that with respect to any update of any representation of the Company that is not a Fundamental Representation resulting from events that occurred following the date hereof, the Company may elect that such update shall be deemed to supplement or amend the Company Disclosure Schedule (such updates, the “Disclosure Schedules Updates for Exception Purposes”).

Section 6.05 Restriction on Transfer.

Each Seller agrees that, prior to the Closing, such Seller shall not directly or indirectly sell or otherwise transfer or dispose of, or pledge or otherwise permit to be subject to any Lien, any Purchased Shares, or any direct or indirect beneficial interest therein.

Section 6.06 Filings.

(a) Each of the parties shall, and shall cause their respective Representatives to, promptly and no later than ten (10) Business Days after the date hereof, execute and file, or join in the execution and filing of, any application, notification (including any notification or provision of information, if any, that may be required under the Antitrust Laws) or other document that may be required to be delivered by such party to, or filed by such party with, in order to obtain the Consent of any Governmental Authority or Third Party, which may be reasonably required, or which Purchaser may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

(b) Regarding filings to, or any communication with, any Governmental Authority other than the Israel Antitrust Authority - Any such filings or notification by any Seller or the Company shall be subject to the prior review and approval of the Purchaser. The Company and each Seller shall, upon request of the Purchaser, promptly deliver to the Purchaser a copy of each such filing made, each such notice given and each such Consent obtained by it. Each of the parties shall use commercially reasonable efforts to obtain, and to cooperate with the other to promptly obtain, all such Consents and shall pay any associated filing fees payable by it with respect to such Consents. The Company and the Sellers shall not amend or modify or otherwise waive, release or assign any material rights, claims or benefits of the Company or pay any fee or other compensation to any Person (other than associated filing fees payable by it with respect to such Consents) in order to obtain any Consent by such party in connection with the Transactions. If such Consents are subject to conditions that are implemented on the Purchaser, the Company or its Affiliates, the Company shall receive Purchaser’s approval of such conditions. Each of the parties shall promptly inform the other of any material communication between it (and its Representatives) and any Governmental Authority regarding any of the transactions contemplated by the Transaction Documents or the required Consents. Each of the parties shall cause all documents that it is responsible for filing with any Governmental Authority or Third Party to comply as to form and substance in all material respects with the Applicable Laws, shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority or Third Party and shall comply promptly with any such inquiry or request. If any of the parties or any of their Representatives receives any formal or informal request for supplemental information or documentary material from any Governmental Authority or Third Party with respect to the transactions contemplated by the Transaction Documents or the required Consents, then it shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request, in consultation with and while considering in good faith the views of the other party.

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(c) Regarding filings to, and communications with, the Israel Antitrust Authority – subject to any applicable law, the Company, the Purchaser and the Shareholders Representative shall, upon request of the other Party, promptly deliver to the requestor a copy of each such filing made, each such notice given and each such Consent obtained by it. Each of the Company, the Purchaser and the Sellers, shall use commercially reasonable efforts to obtain, and to cooperate with the other to promptly obtain, the Consent required under Antitrust Laws and shall pay any associated filing fees payable by it with respect to such Consents. Each of the parties shall promptly inform the other (and in the case of informing the Sellers, shall inform the Shareholders Representative) of any material communication between it (and its Representatives) and the Israel Antitrust Authority regarding any of the transactions contemplated by the Transaction Documents or the required or suggested Consents. Each of the parties shall cause all documents that it is responsible for filing with the Israel Antitrust Authority to comply as to form and substance in all material respects with the Applicable Laws, shall keep each other (and in the case of the Sellers, shall keep the Shareholders Representative) apprised of the status of any communications with, and any inquiries or requests for additional information from the Israel Antitrust Authority and shall comply promptly with any such inquiry or request. If any of the parties or any of their Representatives receives any formal or informal request for supplemental information or documentary material from the Israel Antitrust Authority with respect to the transactions contemplated by the Transaction Documents or the required Consents, then it shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request, while considering in good faith the views of the other party (and in the case of the Sellers, with the Shareholders Representative).

(d) Notwithstanding anything in this Agreement to the contrary, if any administrative, judicial action or other Proceeding is instituted or threatened to be instituted challenging any transaction contemplated by the Transaction Documents as violative of any Antitrust Laws, it is expressly understood and agreed that: (i) Purchaser shall not have any obligation to litigate or contest any administrative, judicial action or other Proceeding or any Order, whether temporary, preliminary or permanent; and (ii) Purchaser shall be under no obligation to make proposals, execute or carry out agreements or submit to Orders providing for (A) the sale, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of any of the Purchaser or any of its affiliates or the Company or any of its assets, properties or rights, (B) the imposition of any limitation or regulation on the ability of Purchaser or any of their affiliates to freely conduct their business or the business of the Company or own any assets, or (C) the holding separate of the Company or any of its assets, properties or rights or any limitation or regulation on the ability of Purchaser or any of their affiliates to exercise full rights of ownership thereon or to conduct their business or the Company’s business; (any of the foregoing, an “Antitrust Restraint”). Subject to the foregoing, the parties shall each instruct their respective counsels to cooperate with each other and use reasonable efforts to facilitate and expedite the identification and resolution of any antitrust issues and shall use reasonable efforts to assure that the respective waiting periods required by the Antitrust Laws have expired or been terminated at the earliest practicable dates. Nothing in this Section Section 6.06 shall limit a party’s right to terminate this Agreement pursuant to Article IX.

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(e) In the event that under this Agreement, any Consents are not a condition to the Closing or their satisfaction was waived, then each of the parties shall continue to be bound by this Section 6.06 after the Closing in order to obtain the foregoing as soon as reasonably possible after the Closing.

Section 6.07 Third Party Consents and Notices.

(a) Each of the Company and the Sellers shall use its commercially reasonable efforts to obtain prior to the Closing, and deliver to Purchasers at or prior to the Closing, all Consents under each Contract listed or described on Section 3.06 of the Company Disclosure Schedule (and any Contract entered into after the date hereof that would have been required to be listed or described thereon if entered into prior to the date hereof).

(b) Each of the Company and the Sellers shall use its commercially reasonable efforts to notify, file or register with any Governmental Authority or Third Party at or prior to the Closing, all notification, filings or registrations listed or described on Section 3.06 of the Company Disclosure Schedule (and any such notification, filings or registrations that would have been required to be listed or described thereon if entered into prior to the date hereof).

(c) The Company and the Sellers hereby agree to terminate all indemnification rights provided by the Company to any of the shareholders of the Company in their status as shareholders of the Company, but excluding any indemnity rights granted by the Company to directors, officers, employees and consultants of the Company. In addition, within no more than 3 Business Days after the date hereof, the Company shall give notice of termination or non-renewal under, and take any further actions in order to terminate, all Contracts set forth on Section 6.07 of the Company Disclosure Schedule, in form and content approved in advance by the Purchaser. In connection with the termination of the foregoing Contracts, the Company shall request that any proprietary and/or confidential information relating to the Company and disclosed or delivered under such Contracts, be either returned to the Company or destroyed. The Company covenants that neither these Contracts, nor the termination thereof, will give rise or result in any Liability to the Purchaser or the Company or any restriction on its business or assets.

Section 6.08 Payment Spreadsheet.

(a) At the date hereof, and at least three (3) Business Days prior to the scheduled date of the Closing, the Company shall deliver a payment spreadsheet (the “Payment Spreadsheet”) in a form reasonably acceptable to the Purchaser and the Paying Agent, certified as complete and accurate by the Chief Executive Officer and the Chief Financial Officer of the Company, setting forth the following information:

(1) the calculation of the Purchase Price payable at the Closing, including a separate line item for each deduction thereof in accordance with the term of this Agreement; and

(2) with respect to each Seller, (i) such Sellers’s address as appearing in the shareholder register of the Company, (ii) the number of Purchased Shares to be sold to the Purchaser at the Closing, (iii) the portion of the Purchase Price to be paid to such Seller at such Closing, (iv) such Seller’s Pro Rata Portion, (v) such Seller’s respective portion of the payments at the Closing into the Escrow Fund, and (vi) such other relevant information that the Purchaser or the Paying Agent may reasonably require in order to enable distribution of any amount hereunder to such Seller.

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(3) With respect to each Non-Signing Seller, the name of such Non-Signing Seller, the number of Purchased Shares to be sold to the Purchaser at the Closing by such Non-Signing Seller and the consideration payable for such Shares.

(4) With respect to each Signing Seller, the name of such Signing Seller, the number of Purchased Shares to be sold to the Purchaser at the Closing by such Signing Seller and the consideration payable for such Shares.

(b) In the event that any information set forth in the Payment Spreadsheet becomes inaccurate at any time prior to the Closing, the Company shall deliver a revised Payment Spreadsheet, together with a new certification consistent with Section 6.08(a), whereupon such revised Payment Spreadsheet shall be deemed to be the “Payment Spreadsheet” for all purposes of and under this Agreement.

Article VII

Additional Agreements

Section 7.01 Confidentiality; Public Disclosure.

(a) The Purchaser and/or the Company and/or the Sellers may not issue any public statements (“Public Disclosure”) regarding this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby, including their content, existence, negotiations and termination thereof, or any Confidential Information, without the prior written approval of both Purchaser and the Company; except, in each case, (i) to the extent required pursuant to Applicable Law, including any securities exchange regulations. A copy of the required disclosure shall be provided to the Purchaser at least 2 days prior to the disclosure and the Sellers may release such disclosure, unless the Purchaser objects within such period. In the event the Purchaser will object to the requirement to disclose pursuant to Applicable Law, and there will be a dispute between the parties as for the requirement to disclosure under Applicable Law, the Sellers shall provide a written opinion of its counsel to such effect and the disclosure shall contain only the part of the Confidential Information that is required by law to be disclosed, and (ii) as reasonably necessary for each of the Purchaser, the Company or the Sellers to obtain the Consents contemplated by this Agreement. This section shall survive the consummation, termination or expiration of this Agreement, the Closing and the transactions contemplated hereby.

(b) The parties acknowledge that the Purchaser and the Company have previously executed a Mutual Non-Disclosure/Confidentiality Agreement, dated as of October 25, 2015 (the “Nondisclosure Agreement”), the provisions of which are incorporated by reference and shall apply to all parties hereto with respect to all information furnished to the Purchaser and its Representatives until the Closing (whereupon such provisions shall lapse and no longer be in force or effect) and to all information furnished to the Company or the Sellers by or on behalf of the Purchaser and its Representatives. As an amendment to the Non-Disclosure Agreement, from the Closing, Purchaser and its Affiliates are hereby released from any obligation thereunder. In case of any contradiction between the Nondisclosure Agreement and this Agreement, this Agreement shall prevail.

Section 7.02 Litigation Support

After the Closing, in the event that, and for so long as, the Purchaser is actively contesting or defending against any Proceeding or demand in connection with (a) any transaction contemplated by the Transaction Documents or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Company, the Shareholders Representative and each Seller will reasonably cooperate with such contesting or defending party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense.

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Section 7.03 Reasonable Efforts

Each of the parties hereto agrees to use its commercially reasonable efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Closing and the other Transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article VIII and the execution and delivery of such other instruments and performance of such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Transactions contemplated hereby. Without limiting the generality of the foregoing, each of the Company and the Sellers shall use reasonable commercial efforts to secure each of the Consents listed on Section 3.06 of the Company Disclosure Schedule prior to the Closing, in form and substance satisfactory to the Purchaser.

Section 7.04 Non-solicitation.

(a) In further consideration for the payment of the Purchase Price and in order to protect the value of the Company (including, without limitation, the goodwill inherent in the Company as of the Closing and that the Purchaser may have and enjoy the full benefit of the Company, and its business and the assets), each Seller agrees that during the period beginning at the Closing date and ending on the third (3)-year anniversary of the Closing date, each Seller shall not, and shall cause its respective Affiliates, not to, directly or indirectly (including, without limitation, through its respective Affiliates and any director, officer, Employee, agent or consultant thereof or of its respective Affiliates) (1) other than those employees listed in Section 7.04(a) of the Company Disclosure Schedule, encourage, induce, solicit or attempt to encourage, induce or solicit any officer, director, manager, consultant or employee of the Company or any of its Subsidiaries (collectively, the “Company Group”) to leave the employ of or stop providing services to the Company Group; (2) other than those employees listed in Section 7.04(a) of the Company Disclosure Schedule, hire or employ any Person (or any company owned by any such Person) who is or was during the immediately preceding six (6) month period an officer, director, manager, consultant or employee of the Company Group; (3) call on, solicit, or service any customer, supplier, distributor, reseller, licensee, licensor or other business relation of the Company Group with respect to products or services that have been provided by the Company Group, are currently being provided by the Company Group, or which the Company Group is currently in the process of developing or negotiating; or (4) encourage, induce or solicit, or attempt to encourage, induce or solicit, any customer, supplier, distributor, reseller, licensee, licensor or other business relation of the Company Group to cease doing business with or reducing its business activity with the Company Group.

(b) Each Seller acknowledges and represents that: (1) sufficient consideration has been given as it relates to such party’s obligations under Section 7.04; (2) such Seller has consulted with legal counsel of such Seller’s choosing regarding his or her rights and obligations under this Section 7.04; (3) such Seller fully understands the terms and conditions contained herein; (4) the restrictions and agreements in this Section 7.04 are reasonable in all respects and necessary for the protection of the Company and the other members of the Company Group and that, without such protection, the Company Group customer and client relationship and competitive advantage would be materially adversely affected; and (5) the agreements in this Section 7.04 are an essential inducement to the Purchaser to enter into this Agreement and they are in addition to, rather than in lieu of, any similar or related covenants to which such party is party to or by which such party is bound (whether under Contract or by Applicable Law). Each Seller that is an individual further acknowledges that the restrictions contained in this Section 7.04 do not impose an undue hardship on him.

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(c) The covenants and undertakings contained in this Section 7.04 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 7.04 may cause irreparable injury to the Company Group (and their successors, assigns and any third-party beneficiary), the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Therefore, the Purchaser and the Company Group (and their its successors, assigns and any third-party beneficiary) may be entitled to seek, in addition to other rights and remedies existing in their favor under Applicable Law or in equity, an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach or threatened breach of any provisions of this Section 7.04.

(d) If at any time a court of competent jurisdiction or arbitrator’s award holds that the restrictions in this Section 7.04 are unreasonable under circumstances then existing, or that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 7.04 is unreasonable, arbitrary or against public policy, the parties hereto agree that the maximum period, not arbitrary, and not against public policy under such circumstances shall be substituted for the stated period or any other relevant feature and may then be enforced against the applicable party.

Section 7.05 Waiver of Claims.

(a) As a material inducement to the Purchaser’s willingness to enter into and perform this Agreement and to purchase the Company Shares for the consideration to be paid or provided to the Sellers in connection with such purchase, each Seller, on behalf of himself, herself or itself, and on behalf of each of such Seller’s Affiliates and Representatives, hereby releases and forever discharges the Company and each of its individual, joint or mutual, past, present and future Representatives, Affiliates, shareholders, controlling persons, Subsidiaries, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all Proceedings, Contracts and Liabilities relating in any way whatsoever to the Company, any action or omission of any such Person relating to the Company, whether known or unknown, suspected or unsuspected, both at law and in equity, which each Seller or any of their respective Representatives now has, has ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from any Releasee, whether pursuant to their respective Current Articles, Amended Articles Contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release (i) any obligation of the Purchaser arising under this Agreement, and (ii) any obligation of the Company arising, following the date hereof, under the agreements listed on Section 7.05(a) of the Company Disclosure Schedule.2 Each Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any Proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

(b) Without limitation of the foregoing, each Seller and the Company hereby agrees, effective as of the Closing, to terminate any and all Contracts by and between the Company and any such Seller without any remaining liability to the Company, if any, other than the agreements listed on Section 7.05(b) of the Company Disclosure Schedule.

(c) The Sellers hereby waive any and all first refusal, first offer, notification, veto or other rights under the Current Articles, Amended Articles or any Contract to which any of them are a party with respect to the execution of this Agreement, the Transaction Documents and the consummation of the Transactions.

2 The Schedule shall include the specific agreements betweenthe Sellers and the Company that shall stay in effect.

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Section 7.06 Adjustments of Bank Undertakings.

Following the Closing, the Purchaser and Acorn shall take the necessary actions to be equally responsible to the shareholders undertaking towards the banks listed in Section 7.06 of the Company Disclosure Schedule, as such undertaking shall be negotiated and agreed with such banks following the Closing.

Section 7.07 Exercise of Options.

(a) The Company shall use its best efforts to deliver to the Purchaser, as soon as practicably reasonable following the execution of this Agreement, but not later than 5 Business days prior to the Closing, the Non-Signing Sellers Exercise, Sale and Waiver Letter executed by all the Non-Signing Sellers. Notwithstanding anything to the contrary in this Agreement, in the event that one or more Non-Signing Sellers have not executed the Non-Signing Sellers Exercise, Sale and Waiver Letter, the Purchaser, at its sole discretion, shall have the right to inform the other parties to this Agreement that the Agreement shall terminate in accordance with Article IX.

(b) The Company shall deliver to the Purchaser, not later than 5 Business Days following the execution of this Agreement, resolutions of the Board of Directors of the Company, (i) clarifying that the term “Corporate Transaction” under the amendment to the 2006 Key Employee Share Option Plan of the Company (the “Option Plan”), shall also include the transactions contemplated under this Agreement, (ii) approving and confirming the treatment of the unexercised Options at Closing as provided below. All Options shall be terminated and cancelled at Closing for all purposes, without the requirement of any further action on behalf of the Option Holders.

(c) At Closing, each unexercised Options, whether vested or unvested, shall expire and be cancelled in exchange for, in accordance with Section 13(d)(ii) of the Option Plan, a cash payment in the amount detailed in Exhibit A-3 in the column titled “Option Consideration” with respect to each Non-Signing Seller, respectively.

(d) Withholding Tax. Each of the Purchaser, the Paying Agent and the Escrow Agent and any other person acting on their behalf shall be entitled to deduct and withhold (and timely remit to the applicable Taxing Authority) from the consideration payable to any Non-Signing Seller such amounts reflecting the maximum rate applicable for withholding, as determined by the Purchaser in its sole discretion.

(e) In the event that following the termination of the Options, if any, as set forth above the number of issued and outstanding Company Shares on a Fully Diluted Basis shall be odd, than the Company shall issue to Acorn one Company Share at par value in order to ensure that following the Closing Rafael shall hold exactly 50% of Company’s issued and outstanding shares on a Fully Diluted Basis.

Section 7.08 Further Actions

In case at any time after the Closing any further actions are necessary to carry out the purposes of this Agreement, each party hereto will take such further actions (including the execution and delivery of such further instruments and documents) as any other such party may reasonably request.

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Article VIII

Conditions to the Transactions

Section 8.01 Conditions to the Obligations of Each Party.

The obligations of the Company, the Purchaser and the Sellers to consummate the Transactions are subject to the satisfaction of the following conditions:

(a) No Injunction. No temporary restraining Order, preliminary or permanent injunction or other Order issued by any Governmental Authority of competent jurisdiction shall be in effect and no Applicable Law shall have been enacted or be deemed applicable to the Transactions which could reasonably be expected to impair, prevent or prohibit the consummation of the Transactions.

(b) Governmental Consents. All Consents of Governmental Authorities legally required for the entry into the Transaction Documents and the consummation of the Transactions shall have been obtained, including, without limitations, the approval of the Ministry of Defense, and Consent under the Antitrust Laws, without Antitrust Restraint that adversely affects the Company or the Purchaser in a material manner (provided that with respect to such Antitrust Restraint that adversely affects the Purchaser in a material manner, such condition may be waived solely by the Purchaser).

Section 8.02 Conditions to the Obligations of the Purchaser

The obligations of the Purchaser to consummate the Transactions are subject to the satisfaction or waiver by the Purchaser in its sole discretion, at or prior to the Closing, of the following further conditions:

(a) Representations and Warranties. The representations and warranties of the Company and the Sellers set forth in this Agreement and any Transaction Document shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date of this Agreement and on and as of the Closing as though made at and as of the Closing, except (i) for the Fundamental Representations (as defined below) which shall be true and accurate in all respects on and as of the date of this Agreement and on and as of the Closing Date; and (ii) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as aforesaid on and as of such earlier date.

(b) Covenants. Each of the Company and the Sellers shall have performed and complied, in all material respects, with all covenants required to be performed or complied with by each such party prior to the Closing.

(c) Consents and Approvals. Each of the Consents listed on Section 3.06 of the Company Disclosure Schedule, as well as any Consents required under any Grant, shall have been obtained in form and substance satisfactory to the Purchaser and shall be in full force and effect.

(d) Receipt of Closing Deliveries. The Purchaser shall have received each of the documents and deliverables listed in Section 2.04(b)(1) in form and substance reasonably acceptable to the Purchaser.

(e) Employees. (i) all employees employed by the Company have executed the New Employment Agreements and such New Employment Agreements are in full force and effect,[3] (ii) none of the Key Persons shall have indicated his or her intention to terminate its New Employment Agreements, and each such Key Person dedicates his full time and attention to the affairs of the Company (except for Mr. Michael Barth who shall continue to provide services to Acorn); and (iii) at least 80% of all employees employed by the Company on the date hereof shall remain employed by the Company, and shall not have indicated his or her intention to terminate such employment.

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(f) Related Party Transactions. All Contracts between the Company, on the one hand, and any Related Person, on the other hand, other than the agreements listed on Section 8.02(f) of the Company Disclosure Schedule, shall have been terminated with no remaining Liability of the Company.

(g) Termination of Certain Contracts. All Contracts listed on Section 8.02(g) of the Company Disclosure Schedule shall have been terminated with no remaining Liability to the Company.

(h) Conversion of Preferred Shares. All Preferred Shares shall be converted into Ordinary Shares.

(i) Litigation. There shall not be: (i) pending by or before any Governmental Authority any Proceeding that (A) seeks to frustrate, prevent or restrict the consummation of the Transactions on their terms, and the conferring upon the Purchaser and the Company all of their respective rights and benefits, contemplated by this Agreement, or which has or could have the effect of limiting or restricting Purchaser’s ownership or the conduct or operation of the business by the Company following the Closing, (B) Other than as is set forth in Section 3.12 of the Company Disclosure Schedule , seeks the award of Losses in an amount which is reasonably determined by the Purchaser to be material and payable by, or any other remedy against, the Company if the Transactions are consummated, or (C) seeks remedy to the effect that any of the Company Products, its technologies or Intellectual Property, or otherwise the business of the Company, infringes, misappropriates or otherwise violates the Intellectual Property rights of any other Person; or (ii) any Proceeding threatened in writing by any Person that if successful would have any of the effects described in clause (i) above.

(j) Options. All the Company’s Options have been exercised or terminated and there are no outstanding Company’s Options or condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to any Company’s Options, or to acquire or receive any Company Shares, other than as provided in Section 3.07(c)(ii) of the Company Disclosure Schedule.

(k) Company’s Pledge. The Company has removed its pledge over all the Purchased Shares that shall be excluded from the Pledged Shares (as this term is defined in the Loan Agreement dated June 1, 2015 between the Company and Acorn).

(l) BIRD Approval. The BIRD Foundation has provided the Company its written approval of the transaction contemplated in this Agreement.

(m) OCS. The Company has provided the OCS with the required notice regarding the transaction contemplated in this Agreement.

(n) Bank’s and other Approvals. Bank Leumi and Bank Mizrahi-Tefahot have provided the Company their written approval of the transaction contemplated in this Agreement. All Liens of Bank Bein-Leumi (FIBI), Bank Mizrahi-Tefahot, Leap Tide and any other Liens, if any, have been released, and the Purchased Shares are free and clear.

(o) Intellectual Property Assignment. The Purchaser has received sufficient comfort that any and all Intellectual Property developed by Company’s employees, advisors or consultants in connection with the License and Research Funding Agreement by and between the Company and Ramot at Tel Aviv University Ltd. (“Ramot”) dated January 2, 2014, and the Research and License Agreement by and between the Company and Ramot dated May 5, 2015, was assigned to Ramot or the Company, as applicable, and shall be available for filing, registration, licensing and any other use set forth in Research an License Agreements mentioned above, all in accordance with the terms of such agreements.

(p) Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect.

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Section 8.03 Conditions to the Obligations of the Sellers.

The obligations of the Sellers to consummate the Transactions are subject to the satisfaction, or waiver by the Shareholders Representative, of the following further conditions:

(a) Representations and Warranties. The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date of this Agreement and on and as of the Closing as though made at and as of the Closing.

(b) Covenants. The Purchaser shall have performed and complied, in all material respects, with all covenants required to be performed or complied with by the Purchaser prior to the Closing.

(c) Receipt of Closing Deliveries. The Seller Representative shall have received each of the documents and deliverables listed in Section 2.04(b)(1).

(d) Closing Payment; Escrow Amount Payment. The Purchaser shall have delivered the Closing Payment to the Paying Agent and the Escrow Amount to the Escrow Agent.

Article IX

Termination

Section 9.01 Termination.

This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(a) by mutual written agreement of the Shareholder’s Representative and the Purchaser;

(b) by either the Shareholder’s Representative or the Purchaser, if the Closing has not been consummated on or before April 30, 2016 (the “End Date”), except that the End Date may be extended by the Purchaser for an additional sixty (60) days in the event that in the Purchaser’s reasonable judgment the Closing may occur prior to the End Date (as so extended); provided that the right to terminate this Agreement pursuant to this Section 9.01(b) shall not be available to any party whose breach of or failure to comply with any provision of this Agreement results in the failure of the Transactions to be consummated by such time;

(c) by either the Company or the Purchaser, if a Governmental Authority shall have issued any Order or taken any other action, in each case, which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the Transactions or there shall be any statute, rule, regulation or Order enacted, promulgated or issued or deemed applicable to the Transactions by any Governmental Entity that would make consummation of the Transactions illegal;

(d) by the Purchaser, if (i) any representation, warranty, covenant or obligation of the Company or a Seller contained in this Agreement shall be (or is reasonably expected to be) inaccurate or breached, resulting in failure by the Company and/or the Seller to satisfy any of the conditions set forth in Section 8.01 or Section 8.02 had the Closing occurred on such date, provided that such inaccuracy(ies) or breach(es) are not capable of cure, or, if capable of cure, are not cured within fifteen (15) days of delivery of written notice thereof from the Purchaser, or (ii) any of the conditions in Section 8.02(c) shall have or is reasonably expected to fail or to be satisfied;

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(e) by the Purchaser, if the Company shall update any of its representations as “Disclosure Schedules Updates for Exception Purposes” pursuant to Section 6.04(b); or

(f) by the Company, if any representation, warranty, covenant or obligation of the Purchaser contained in this Agreement shall be (or is reasonably expected to be) inaccurate or breached, resulting in failure by the Purchaser to satisfy the condition set forth in Section 8.01 or Section 8.03 had the Closing occurred on such date, provided such inaccuracy(ies) or breach(es) are not capable of cure, or, if capable of cure, are not cured within fifteen (15) days of delivery of written notice thereof from the Company or the Shareholders Representative to the Purchaser.

The party desiring to terminate this Agreement pursuant to this Section (other than pursuant to Section 9.01(a)) shall give a notice of such termination to the other parties setting forth a brief description of the basis on which such party is terminating this Agreement.

Section 9.02 Procedure Upon Termination.

In the event of termination by Purchaser or the Company, or both, pursuant to Article IX hereof, written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate, except for this Section 9.02 and Section 7.01, Section 9.03 and Article XII of this Agreement, which shall remain in full force and effect.

Section 9.03 Effect of Termination.

If this Agreement is terminated pursuant to this Article IX, this Agreement shall become void and of no effect and there shall be no liability or obligation on the part of any party or any of its or their Affiliates to any other Person by virtue of, arising out of or otherwise in connection with this Agreement or any other Transaction Document; provided that none of the Sellers, the Company, the Shareholders Representative or the Purchaser shall be relieved of any obligation or liability arising from any willful or material breach of this Agreement or any other Transaction Document prior to the effective date of such termination or for any breach that gave rise, caused or resulted in such termination.

Article X

Indemnification

Section 10.01 Survival of Representations.

(a) Subject to Section 10.01(b) and Section 10.01(c), all representations, warranties, covenants and agreements of the Purchaser, the Company and the Sellers contained herein or in any Transaction Documents shall survive the execution and delivery of this Agreement or such Transaction Documents and the consummation of the transactions contemplated hereby and thereby, regardless of any investigation made by or on behalf of any party hereto or its Affiliates or the knowledge of any such party’s (or its Affiliates’) officers, directors, shareholders, managers, members, partners, employees, representatives or agents.

(b) The representations and warranties of the parties contained in Article III, Article IV and Article V of this Agreement shall survive the Closing through and including 24 months following the Closing Date, other than (A) (i) claims for a Fraud Event and the representations and warranties set forth in Article IV (the “Seller Fundamental Representations”) which shall survive the Closing Date indefinitely, or (ii) the representations and warranties set forth in Section 3.01 (Corporate Existence and Power), Section 3.02 (Corporate Authorization.), Section 3.06 (Non-Contravention.), Section 3.07 (Capitalization.), Section 3.18 (Tax Matters.) and Section 3.22 (Finders’ Fees.) (together with the Seller Fundamental Representations, collectively the “Fundamental Representations”); all of which shall survive the Closing until the date that is 60 days after the expiration of the applicable statute of limitations (including all periods of extension and revisiting whether automatic or permissive) with respect to any theretofore unasserted claims arising out of or otherwise in respect thereof; and (B) the representations and warranties set forth in Section 3.04 (Regulatory Matters, Trade Compliance and Encryption.) and Section 3.16 (Intellectual Property.) (the “Specified Representations”) which shall survive the Closing through and until 48 months following the Closing Date with respect to any theretofore unasserted claims arising out of or otherwise in respect thereof (each such period specified in clauses (A)(i) and (ii) and (B), as the case may, be shall be referred to as the “Survival Period”); provided, however, that the representations and warranties as to which notice to the Indemnifying Party is delivered in accordance with this Article X on or prior to the termination of the applicable Survival Period shall continue to survive until such matter is finally resolved. The parties hereby agree that this Section shall constitute a separate agreement for the requirements of Section 19 of the Israeli Limitation Law, 1958.

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(c) Notwithstanding anything to the contrary contained herein, no limitation set forth herein shall apply in the case of claims involving or alleging fraud, intentional misrepresentation, willful misconduct or intentional breach (collectively, “Fraud Events”), whether by the Company, any Seller or any of their respective officers, directors, managers, employees, consultants, agents, representatives or shareholders.

Section 10.02 Indemnification by Sellers.

(a) Indemnification.

(1) The Company and the Sellers hereby agree, severally and jointly in respect to its or his representations (provided that the Sellers solely among themselves shall be liable severally and not jointly), but subject to the limitation set forth in Section 10.02(c) below, to indemnify the Purchaser and its Affiliates (including the Company after the Closing) and each of their respective officers, directors, shareholders, managers, members, partners, employees, consultants, agents, representatives, successors and assigns (collectively, the “Purchaser Indemnified Parties”) and hold each of them harmless from and against and pay on behalf of or reimburse any such Purchaser Indemnified Party in respect of such Seller’s Pro Rata Portion of the entirety of any Loss which such Purchaser Indemnified Party may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with the following, or any claim by any Third Party alleging, constituting or involving any of the following:

(i) any failure of any representation or warranty made by the Company in this Agreement or in any Transaction Document (including, the Company Disclosure Schedule, and any exhibit or schedule thereto) to be true and correct as of the date of this Agreement and as of the Closing Date as though such representation or warranty were made as of the Closing Date, except in the case of representations and warranties which specifically relate to an earlier date, which representations and warranties shall be true and correct as of such date, in each case without giving effect to any limitation or qualification as to “materiality,” “material,” “Material Adverse Effect” or similar qualifiers set forth in such representation or warranty for purposes of determining whether there is such a failure or breach;

(ii) any breach, default or violation of any covenant or obligation of, or agreement by, the Company or the Shareholders Representative contained in this Agreement or in any other Transaction Document;

(iii) any claim, demand or Proceeding against the Company by any Seller, director, shareholder or Option holder (in respect to their options) of the Company or any Affiliate of such Person in connection with any Losses arising out of or pertaining to matters or facts existing or occurring at or prior to the Closing;

(iv) any claim, demand, Proceeding or Order relating to the allocation of any payment paid, deemed paid or due to the Sellers pursuant to the provisions of this Agreement (to the extent made in accordance with the terms of this Agreement and the other Transaction Documents) and the Transaction Documents, other than the Shareholders Agreement for events following the Closing, and any other claim, demand or Proceeding against the Company or any Purchaser Indemnified Parties by any Seller or other security holder of the Company related to the Transactions, other than the Shareholders Agreement for events following the Closing;

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(v) any Earnout Payments that are received by the Sellers in excess of their entitlement pursuant to the Earnout Schedule;

(vi) any costs, fees and expenses of an arbitrator payable hereunder or in connection with the Earnout Schedule by the Shareholders Representative to the extent not paid by the Shareholders Representative or the Sellers;

(vii) any claim, demand, Proceeding, Order, Losses or any Tax Liability with respect to, or of, the Purchaser, the Company and/or any of its Affiliates, in connection with the transactions and/or classifications and/or the matters listed in Section 10.02(a)(1)(vii) of the Company Disclosure Schedule;

(viii) any claim, demand, Proceeding, Order or Losses against, or of, the Company or any of its Affiliates by any Governmental Authority and/or any employee, consultant or contractor, with respect to services rendered to the Company on or prior to the Closing Date, related to the right of such Person to receive any employment related benefits, consideration or rights related to: (1) Section 14 Arrangements; (2) Compensation for overtime hours; (3) The classification of salesperson bonuses as part of the determining wage; (4) the reclassification of any consultant or contractors as employees, each in connection with the period prior to the Closing Date; or (5) any benefits (employments, social, etc.) regarding sales commissions or similar fees.

(ix) any Losses incurred in connection with any event, condition, fact or circumstance that result in an amendment to the Company Disclosure Schedule or Sellers Disclosure Schedule, as applicable, in accordance with Section 6.04(b) above, which are “Disclosure Schedules Updates for Informational Purposes”;

(x) any breach of the Amended and Restated Loan Agreement, provided that any such breach in this Section 10.02(a)(1)(x) shall only be indemnified by Acorn and the Company; and

(xi) any payments made by the Company (or any of its Affiliates) in connection with Grants received in connection with the Cooperation and Project Funding Agreement, dated October 28, 2012, by and between DSIT Solutions Ltd., US Seismic Systems Inc. and the BIRD Foundation, other than payments pursuant to Section B.3 thereto.

(xii) any payments made, or that are reasonably expected to be required to be made, by the Sellers, the Company, or any of their respective Affiliates, in connection with any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with this Agreement, any transaction documents, or any of the Transactions contemplated by this Agreement or the transaction documents.

(xiii) any Losses (including, without limitation, regarding warranty or warranty expenses) incurred in connection with the following disputes regarding the Company Products (that are in excess of warranty provisions already recorded on the Financial Statement of the Company) with respect to (i) the dispute with NSTL regarding the MAR system, and (ii) the dispute with the State Border Service of the Republic of Azerbaijan regarding the damaged cable.

(xiv) any Losses (including, without limitations, any Losses connection to Taxes and any Tax obligations) incurred in connection with the matters and adjustments described in certain waiver letters dated January, 2016 attached hereto as Schedule 10.02(a)(xiv).

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(xv) Any failure of the statements made under this sub-section to be true and correct as of the date of this Agreement: the net liabilities of the Company to banks and any other third party are between US$10.7 million and US$12.7 million. In addition, the working capital of the Company is between US$5.0 million and US$7.0 million, and it is consistent with the normative working capital of the Company. In this section, working capital includes all restricted cash and current deferred taxes, and does not include any write-off of current deferred taxes. Such write-off of current deferred taxes if recorded will not be taken into account in determining whether the Company is within the range of $1,000,000 of $6.0 million as provided above.

(2) Each Seller, severally, shall indemnify the Purchaser Indemnified Parties and hold each of them harmless from and against and pay on behalf of or reimburse any such Purchaser Indemnified Party in respect of the entirety of any Loss which such Purchaser Indemnified Party may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with the following, or any claim by any Third Party alleging, constituting or involving any of the following:

(i) any failure of any representation or warranty made by such Seller in this Agreement or in any Transaction Document (including, the Seller Disclosure Schedule, and any exhibit or schedule thereto) to be true and correct as of the date of this Agreement and as of the Closing Date as though such representation or warranty were made as of the Closing Date, except in the case of representations and warranties which specifically relate to an earlier date, which representations and warranties shall be true and correct as of such date; and

(ii) any breach, default or violation of any covenant or obligation of, or agreement by, such Seller contained in this Agreement or in any other Transaction Document.

(b) Indemnification and Liability Cap. The maximum aggregate Losses payable by the Sellers shall be as follows: (i) indemnification obligations for failure of any of any Fundamental Representation to be true and correct as aforesaid in Section 10.02(a)(1)(i) or Section 10.02(a)(2)(i) (other than Fraud Events) shall not exceed one hundred percent (100%) of the Purchase Price paid to the Sellers (including the amounts paid into the Escrow Fund and the amounts earned or as earned in future payments of the Earnout Payments) (the “Cap”), (ii) indemnification obligations for failure of the Specified Representations to be true and correct as aforesaid in Section 10.02(a)(1)(i) (other than Fraud Events) shall not exceed 50% of the Cap, (iii) indemnification obligations involving Section 10.02(a)(1)(ii) through (a)(1)(xv) and Section 10.02(a)(2)(ii) or a Fraud Event shall not be limited in amount (provided that other than for Section 10.02(a)(2)(ii), with respect to the Sellers listed on Schedule 10.02(b)4 that have not perpetrated such Fraud Event, their indemnification obligations shall not exceed one hundred percent (100%) of the Purchase Price paid to the Sellers (including the amounts paid into the Escrow Fund and the amounts earned or as earned in future payments of the Earnout Payments)), and (v) any indemnification obligations pursuant to Section 10.02(a)(1)(i) (but which does not fall into any of the above clauses) shall be limited to twenty percent (20%) of the Purchase Price paid to the Sellers (including the amounts paid into the Escrow Fund and the amounts earned or as earned in future payments of the Earnout Payments). Nothing herein shall prevent a Purchaser Indemnified Party from seeking: (i) injunctive or other equitable relief to enjoin the breach, or threatened breach, of any provision of this Agreement or any Transaction Document, (ii) specific performance of the provisions of this Agreement or any Transaction Document, and (iii) declaratory relief with respect to this Agreement and any Transaction Documentsprovided, however that the indemnification provided by the Company and the Sellers hereunder and the enforcement of such indemnification shall be the sole and exclusive monetary remedies available to the Purchaser against the Company and the Sellers in connection with any inaccuracy in or breach of any representation or warranty contained herein (but shall not limit the Purchaser, in any way, from any remedy available by any applicable law for any claim that is not based on the inaccuracy in or breach of any representation or warranty contained herein).

4 Schedule 10.02(b) shall include all Sellers who are natural persons.

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(c) Order of Indemnification. The Purchaser shall be indemnified by the Company only after, and immediately after, (i) making a claim for indemnity against the Sellers in accordance with this Article X, and (ii) the Sellers’ failed to fulfill their indemnification obligations hereunder in full (not later than a 30 day period following the date in which they are required to do so in accordance with the terms of this Agreement), in each case (i) and (ii), unless the Purchaser reasonably determines that Acorn shall not be able to indemnify in full the Purchaser. In the event that Purchaser shall seek indemnification from the Company, the Purchaser’s ownership stake in the Company shall be taken into account when determining the amount of indemnification required to indemnify the Purchaser for its Losses. Furthermore, Purchaser may, in its sole discretion, determine the method of indemnification by the Company, whether by immediate payment to Purchaser, by liquidation and dividend preference in the amount required to indemnify the Purchaser, or otherwise.

(d) Allocation of Losses. Any claim for Losses arising as a result of inaccuracies in, or breaches of, any Seller Fundamental Representations provided by any Seller may be claimed only from such Seller. Any indemnification by the Sellers under this Agreement, other than pursuant to Section 10.02(a)(2), shall be allocated among the Sellers in accordance with each such Seller’s Pro Rata Portion of the entirety of any Loss, it being clarified that a Purchaser Indemnified Party may bring the claim against the Shareholders Representative only. The liability of a Seller that is a shareholder of the Company, together with any Person that is listed on Exhibit A as the record or beneficial holder of such shareholder, shall be limited to the Pro Rata Portion of the shareholder-Seller, and shall be joint and several among them.

(e) Basket. Except in connection with (i) a Fraud Event and (ii) inaccuracies in or breaches of any of the Fundamental Representations, the Sellers shall not be liable for any Losses arising under Section 10.02(a)(1)(i) until the aggregate amount of Losses exceeds US$130,000 (the “Basket”); provided, however, that if such aggregate amount exceeds the Basket, then the Purchaser Indemnified Parties shall be entitled to indemnification for all such Losses, disregarding the Basket. For the avoidance of doubt, the above limitations shall not apply with respect to any other basis for indemnification hereunder, whether or not it also constitutes a basis for indemnification under Section 10.02(a)(1)(i).

Section 10.03 Claims and Procedures.

(a) Officer’s Claim Certificate. If any Purchaser Indemnified Party has or claims to have incurred or suffered Losses for which it is or may be entitled to indemnification, compensation or reimbursement pursuant to this Article X, the Purchaser may deliver to the Shareholders Representative a certificate signed by any officer of the Purchaser, provided however that failure of the Purchaser or any Purchaser Indemnified Party to give any such certificate will not affect the indemnification provided hereunder (any certificate delivered in accordance with the provisions of this Section 10.03(a), an “Officer’s Claim Certificate”). Such Officer’s Claim Certificate shall:

(1) state that a Purchaser Indemnified Party believes that there is or may have been a breach of a representation, warranty or covenant contained in this Agreement or that such Purchaser Indemnified Party is or may otherwise be entitled to indemnification under Article X of this Agreement;

(2) to the extent possible, contain a good faith non-binding, preliminary estimate of the amount to which such Purchaser Indemnified Parties claim to be entitled to receive, which shall be the amount of Losses such Purchaser Indemnified Party claims to have so incurred or suffered or could reasonably be expected to incur or suffer (the aggregate amount of such estimate, as it may be modified by each Purchaser Indemnified Party in good faith from time to time, being referred to as the “Claimed Amount”); and

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(3) contain a brief description (based upon the information then possessed by Purchaser Indemnified Party) of the material facts known to the Purchaser Indemnified Party giving rise to such claim.

(b) Notwithstanding the foregoing, if a Purchaser Indemnified Party seeks indemnification for Losses (or any other amount due to Purchaser) pursuant to this Agreement prior to the termination of the Escrow Agreement, the Purchaser Indemnified Party shall first, to the extent the Escrow Fund is sufficient to recover such Losses, recover such Losses from the Escrow Fund in accordance with the terms of the Escrow Agreement. Such portion of the Escrow Fund at the conclusion of the Escrow Period as may be necessary to satisfy any unresolved or unsatisfied claims for Losses specified in any Officer’s Claim Certificate delivered to the Indemnifying Party and the Escrow Agent prior to expiration of the Escrow Period shall remain in the Escrow Fund until such claims for Losses have been resolved or satisfied. The remainder of the Escrow Fund, if any, shall be released and paid to the Sellers promptly after the expiration of the Escrow Period.

(c) Dispute Procedure. During the twenty (20) day period commencing upon the date that notice is deemed duly given pursuant to Section 12.06 to the Shareholders Representative of an Officer’s Claim Certificate (the “Dispute Period”), the Shareholders Representative may deliver to the Purchaser a written response (the “Response Notice”) in which the Shareholders Representative: (i) agrees that the full Claimed Amount is owed to the Purchaser Indemnified Party; (ii) agrees that part, but not all, of the Claimed Amount (the “Agreed Amount”) is owed to the Purchaser Indemnified Party; or (iii) indicates that no part of the Claimed Amount is owing to the Purchaser Indemnified Party. Any part of the Claimed Amount that is not agreed to be owing to the Purchaser Indemnified Party pursuant to the Response Notice shall be the “Contested Amount”. If a Response Notice is not duly given to the Purchaser prior to the expiration of the Dispute Period, then the Shareholders Representative shall be conclusively deemed to have agreed that the full Claimed Amount is owed to the Purchaser Indemnified Party.

(d) Payment of Claimed Amount. If (a) the Shareholders Representative delivers a Response Notice agreeing that the full Claimed Amount or the Agreed Amount is owed to the Purchaser Indemnified Parties; or (b) the Shareholders Representative does not deliver a Response Notice during the Dispute Period, then, each Seller shall, severally, within ten (10) calendar days following the earlier of the delivery of such Response Notice or the expiration of the Dispute Period, pay such Seller’s Pro Rata Portion of the Claimed Amount or the Agreed Amount, as the case may be, to the Purchaser Indemnified Parties.

(e) Resolution between the Parties. If the Shareholders Representative delivers a Response Notice indicating that there is a Contested Amount, the Shareholders Representative and the Purchaser shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Purchaser and the Shareholders Representative resolve such dispute, such resolution shall be binding on the Shareholders Representative, the Sellers and the Purchaser and a settlement agreement stipulating the amount owed to the Purchaser Indemnified Parties (the “Stipulated Amount”) shall be signed by Purchaser and the Shareholders Representative, and, unless the Purchaser Indemnified Parties shall recover such Stipulated Amount from the Escrow Fund and then the Sellers shall within ten (10) calendar days following the execution of such settlement agreement, pay the Stipulated Amount to the Purchaser Indemnified Parties.

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(f) Dispute Resolution. If the Shareholders Representative and the Purchaser are unable to resolve the dispute relating to any Contested Amount within thirty (30) calendar days after the date that the Response Notice is deemed duly given pursuant to Section 12.06 to the Purchaser, then either the Purchaser or the Shareholders Representative may submit the claim described in the Officer’s Claim Certificate to arbitration to be conducted by a sole arbitrator and in accordance with the rules provisions of the Israeli Arbitration Law-1968 (the “Arbitration Law”), except as otherwise provided herein. The arbitration shall be conducted in Hebrew and in Tel-Aviv, Israel or such other place mutually acceptable to the Purchaser and Shareholders Representative. The arbitrator shall have the necessary expertise required in order to review materials provided by the Purchaser (the “Arbitrator”) to be appointed by the Shareholders Representative and the Purchaser, and if no agreement is reached on the identity of the Arbitrator within ten (10) days following the submission of such dispute to arbitration, the identity of the Arbitrator will be determined by the President of the Israeli Bar Association. The parties agree to use all reasonable efforts to cause the arbitration hearing to be conducted within 60 (sixty) days after the appointment of the Arbitrator and to use all reasonable efforts to cause the decision of the Arbitrator to be furnished within fifteen (15) days after the conclusion of the arbitration hearing. The Arbitrator’s authority shall be confined to: (i) deciding whether the Purchaser Indemnified Party is entitled to recover the Contested Amount (or a portion thereof), and the portion of the Contested Amount the Purchaser Indemnified Party is entitled to recover; and (ii) awarding expenses of the arbitration proceedings pursuant to this Section. The Arbitrator shall not be bound by procedural law or rules of evidence and shall have no authority to issue any injunctions, Orders or other interlocutory remedies, but will rule on a basis consistent with the substantive law of the State of Israel, disregarding its conflict of law rules. Pending the Arbitrator’s award the cost of the Arbitrator shall be borne equally by the Purchaser and the Sellers. The award of the Arbitrator shall be in writing, state the reasons upon which it is based, and shall be final and binding upon the parties. If the Purchaser is requested or required in connection with this arbitration to provide any documents or information (whether or not in writing or by testimony), and the Purchaser considers such document or information under the circumstance to be confidential, proprietary or otherwise sensitive, then such document or information shall only be presented or provided to the Arbitrator (and not to any other Person). Any arbitration proceeding hereunder and the content of any discussions or communications with the Arbitrator shall be conducted on a confidential basis, shall be subject to such disclosure restrictions imposed on the parties under any Applicable Law and the Arbitrator shall be required to execute, prior to the commencement of its service, the Purchaser’s standard confidentiality agreement. The Sellers shall, within ten (10) calendar days following the delivery of the final decision of the Arbitrator, pay the Purchaser Indemnified Parties in accordance with the written decision of the Arbitrator, unless the Purchaser Indemnified Parties can recover such amount from the Escrow Fund. Any ruling or decision of the Arbitrator may be enforced in any court of competent jurisdiction. The award of the Arbitrator may be appealed to a second single arbitrator within twenty (21) days from the first Arbitrator’s award in which case the arbitration principals described above shall apply with respect to the appeal as well, except that the second arbitrator’s award shall be final. This Section constitutes an Arbitration Agreement in accordance with the Arbitration Law. In the event of any contradiction between the provisions hereof and the Arbitration Law, the provisions of this Agreement shall prevail.

Section 10.04 Defense of Third-Party Claims.

In the event of the assertion or commencement by any Person of any claim or Proceeding with respect to which any Seller may become obligated to hold harmless, indemnify, compensate or reimburse any Purchaser Indemnified Party pursuant to Article X, the Purchaser shall have the right, at its election, to proceed with the defense of such claim or Proceeding on its own. If the Purchaser so proceeds with the defense of any such claim or Proceeding:

(a) each Seller and the Shareholders Representative shall make available to the Purchaser any documents, materials and other information in his possession or control that may be necessary to the defense of such claim or Proceeding; and

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(b) the Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding; provided, however, that if the Purchaser settles, adjusts or compromises any such claim or Proceeding without the consent of the Shareholders Representative, (i) such settlement, adjustment or compromise shall not be conclusive evidence of the amount of Losses incurred by the Purchaser Indemnified Party in connection with such claim or Proceeding (it being understood that if the Purchaser requests that the Shareholders Representative consent to a settlement, adjustment or compromise, the Shareholders Representative shall not unreasonably withhold or delay such consent) and (ii) any amount of such settlement in excess of amounts consented to by the Shareholders Representative shall be deemed Contested Amounts.

The Purchaser shall give the Shareholders Representative, as promptly as practicable, notice of the commencement of any such Proceeding against any Purchaser Indemnified Party and provide information reasonably requested by the Shareholders Representative and not subject to attorney-client privilege of the Purchaser or Purchaser’s Indemnified Parties relating to such claim; provided, however, that any failure to so notify the Shareholders Representative and provide such information shall not limit any of the obligations of the Sellers under Article X (except to the extent such failure materially prejudices the defense of such Proceeding). If the Purchaser does not elect to proceed with the defense of any such Proceeding, the Shareholders Representative or the Sellers may proceed with the defense of such claim or Proceeding with counsel reasonably satisfactory to the Purchaser; provided, however, that the Shareholders Representative or the Sellers may not settle, adjust or compromise any such Proceeding without the prior written consent of the Purchaser (which consent may not be unreasonably withheld or delayed).

Section 10.05 No Contribution.

No Seller shall have, or be entitled to exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Company in connection with any indemnification obligation or any other liability to which it may become subject under or in connection with this Agreement.

Section 10.06 Adjustment to Purchase Price.

The parties hereto agree to treat any indemnity payment made pursuant to this Article X or as an adjustment to the Purchase Price.

Section 10.07 Additional Provisions.

(a) The representations, warranties, covenants and obligations of the Company and the Sellers, and the rights and remedies that may be exercised by the Purchaser Indemnified Parties, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchaser Indemnified Parties or any of their Representatives.

(b) The Sellers’ liability for Losses shall be reduced, if and to the extent relevant by: (A) insurance proceeds, if any, actually received by the Purchaser Indemnified Party(ies) with respect thereto; and (B) the proceeds and/or indemnification (net of Taxes) actually received by the Purchaser Indemnified Party(ies) from any third party with respect thereto, provided, however, that no Purchaser Indemnified Party shall be obligated to pursue any such insurance proceeds or other recovery. In such cases, the Losses shall include the costs and expenses incurred by the Purchaser Indemnified Party(ies) in recovery of such proceeds (including any future increase of premiums on such account, and any deductibles payable). The Sellers’ liability for Losses shall be increased to take account of any Tax incurred (grossed up for such increase) by the Purchaser Indemnified Party(ies) arising from the receipt of indemnity hereunder, insurance proceeds or proceeds from any other Person.

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Article XI

Shareholders Representative

Section 11.01 Appointment of Shareholders Representative; Power and Authority.

(a) By virtue of the execution of this Agreement, each Seller hereby irrevocably agrees, constitutes and appoints the Shareholders Representative, and by the execution of this Agreement as Shareholders Representative, the Shareholders Representative as of the date hereof hereby accepts his appointment, as the true, exclusive and lawful agent and attorney-in-fact of each of the Sellers: (i) to act as a Shareholders Representative under this Agreement and to have the right, power and authority to perform all actions (or refrain from taking any actions) the Shareholders Representative shall deem necessary, appropriate or advisable in connection with, or related to, this Agreement and the Transactions, (ii) to act in the name, place and stead of each Seller in connection with the Transactions, in accordance with the terms and provisions of this Agreement, and in any Proceeding involving this Agreement, and (iii) to do or refrain from doing all such further acts and things, and to execute all such documents as the Shareholders Representative shall deem necessary or appropriate in connection with the Transactions (including any Transaction Document). This power of attorney is coupled with an interest and is irrevocable. All actions, decisions and instructions of the Shareholders Representative shall be conclusive and binding upon all of the Sellers. Each of the Sellers acknowledges and agrees that upon execution of this Agreement, upon any delivery by the Shareholders Representative of any waiver, amendment, agreement, opinion, certificate or other document executed by the Shareholders Representative, such Seller shall be bound by such documents as fully as if such Seller had executed and delivered such documents.

(b) Without derogating from the generality of the foregoing, as of the date hereof the Shareholders Representative shall have the right, power and authority to:

(1) act for the Sellers with regard to all matters set forth in this Agreement and the other Transaction Documents;

(2) execute and deliver all amendments, waivers, ancillary agreements, share powers, certificates and documents that the Shareholders Representative deems necessary or appropriate in connection with the consummation of the Transactions;

(3) do or refrain from doing any further act or deed on behalf of the Sellers that the Shareholders Representative deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement and the other Transaction Documents as fully and completely as the Sellers could do if personally present;

(4) deliver and receive all notices or other communications or documents given or to be given to or from the Shareholders Representative by the Purchaser pursuant to this Agreement and the other Transaction Documents;

(5) receive service of process on behalf of any Seller in connection with any claims under this Agreement and the other Transaction Documents;

(6) negotiate, undertake, compromise, settle, consent, defend, object, resolve and settle any suit, Proceeding, claim or dispute under this Agreement and the other Transaction Documents on behalf of the Sellers, including authorize deliveries or set off to the Indemnified Parties of payment in satisfaction of claims asserted by the Indemnified Parties (including by not objecting to such claims) and comply with Orders with respect thereto;

(7) agree to any modification or amendment of, or supplements to, or waiver relating to this Agreement and the other Transaction Documents in accordance with Section 12.02 and execute and deliver an agreement of such modification, amendment, supplement or waiver; and

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(8) take all such other actions as the Shareholders Representative may deem necessary, appropriate or advisable to carry out the intents and purposes of this Section 11.01, in each case without having to seek or obtain the consent of any Seller under any circumstance.

(c) The Shareholders Representative may be removed or replaced from time to time by the Sellers holding at least a majority of Purchased Shares as of immediately prior to the Closing, subject to Purchaser’s prior written consent (which consent shall not be unreasonably withheld). The Shareholders Representative shall be replaced as agent by the Sellers holding at least a majority of Purchased Shares as of immediately prior to the Closing, subject to Purchaser’s prior written consent (which consent shall not be unreasonably withheld), immediately if (a) the then presiding Shareholders Representative is unable to reasonably perform his duties as a Shareholders Representative hereunder, (b) any proceeding, whether voluntary or involuntary, is instituted by or against the then presiding Shareholders Representative seeking to adjudicate it (as applicable) bankrupt or insolvent or dissolved, or seeking liquidation, winding up, arrangement with creditors, protection, or relief of it or its debts under any law or statute of any jurisdiction, or seeking the entry of an Order for relief or the appointment of a temporary or permanent receiver, liquidator, custodian trustee, or other similar official for it or for a material portion of its assets; (c) if the Shareholders Representative is a natural person - upon his death or incapacity; (d) if the Shareholders Representative is an entity - the Shareholders Representative makes an assignment of all or a material portion of its assets; (e) the Shareholders Representative admits its inability to pay its debts generally; (f) if the Shareholders Representative is an entity - the transaction of the business of the Shareholders Representative is suspended, substantially curtailed or ceased for a period longer than 30 days; or (g) if the appointment is terminated or withdrawn in accordance with Applicable Law or an Order. Any new or successor Shareholders Representative appointed as aforesaid shall be deemed for all purposes as an agent under this Agreement having the powers and authorities set forth herein.

(d) The Shareholders Representative may resign at any time only upon thirty (30) days’ prior written notice of such decision to resign and the appointment of a successor Shareholders Representative as described above.

(e) No bond shall be required of the Shareholders Representative and the Shareholders Representative shall not receive compensation for service in such capacity.

(f) Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Shareholders Representative shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of the Sellers and shall be final, binding and conclusive upon the Sellers. The Purchaser, the Indemnified Parties, the Company, the Escrow Agent, the Paying Agent and any other Person may conclusively and absolutely rely, without inquiry, upon any notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of the Shareholders Representative in all matters referred to herein and each of the foregoing is hereby relieved from any liability to any Person for any acts done by the Shareholders Representative and any acts done by the any of the foregoing in accordance with any decision, act, consent or instruction of the Shareholders Representative.

Section 11.02 Reimbursement.

Each Seller shall be responsible for and shall, severally, reimburse the Shareholders Representative upon demand for all such Seller’s Pro Rata Portion of any reasonable expenses, disbursements and advances incurred or made by the Shareholders Representative in accordance with any of the provisions of this Agreement or any other documents executed in connection herewith or therewith, including the costs and expense of receiving advice of counsel according to this Agreement.

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Section 11.03 Liability; Indemnification.

Each Seller hereby releases the Shareholders Representative and each Seller agrees, severally, to indemnify, defend and hold harmless the Shareholders Representative, in accordance with such Seller’s Pro Rata Portion (including any losses incurred, as such losses are incurred) for, arising out of or in connection with the acceptance or administration of the Shareholders Representative’s duties hereunder or any action taken or not taken by him in his capacity as such agent (including the legal costs and expenses of defending the Shareholders Representative against any claim or liability (and all actions, claims, proceedings and investigations in respect thereof) in connection with, caused by or arising out of, directly or indirectly, the performance of the Shareholders Representative’s duties hereunder), except for the liability of the Shareholders Representative to a Seller for losses which such holder may suffer from gross negligence, willful misconduct or a fraud of the Shareholders Representative in carrying out the Shareholders Representative’s duties hereunder. In all questions arising under this Agreement, the Shareholders Representative may rely on the advice of counsel, and the Shareholders Representative will not be liable to the Seller for anything done, omitted or suffered by the Shareholders Representative based on such advice.

Article XII

Miscellaneous

Section 12.01 Entire Agreement.

This Agreement, the Transaction Documents and the Nondisclosure Agreement (and the respective schedules and exhibits hereto and thereto) constitute and represent the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral (with no concession being made as to the existence of any such agreements and understandings), between the parties with respect to the subject matter of this Agreement (including without limitation any prior proposal, term sheet, letter of intent, memorandum of terms or expression of interest).

Section 12.02 Amendments and Waivers.

(a) This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser, on the one hand, and the Company or, following the Closing, the Shareholders Representative, on the other hand. Any amendment executed in accordance with the foregoing shall be binding upon all parties and their respective successors and assigns.

(b) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(c) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 12.03 Assignment; No Third Party Beneficiaries.

(a) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that the Purchaser may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time, provided that in case of an assignment prior to the completion of all payment obligations of the Purchaser hereunder, the Purchaser shall remain liable for all of its obligations hereunder.

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(b) Subject to sub-Section (a) above, the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors, assigns, heirs, executors, and administrators. This Agreement is not intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person, other than the parties hereto and their respective successors and assigns.

Section 12.04 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to principles of conflicts of laws that would require the application of the laws of any other jurisdiction.

Section 12.05 Jurisdiction.

Subject to the arbitration proceedings referred to in Section 10.03(f), the parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the competent courts in the Tel Aviv-Jaffa, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided Section 12.06 shall be deemed effective service of process on such party.

Section 12.06 Notices.

All notices, requests and other communications required or permitted under, or otherwise made in connection with, this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon receipt after dispatch by registered or certified mail, postage prepaid, confirmation of delivery requested, or (c) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery), in each case, addressed as follows:

if to the Purchaser or to the Company following the Closing Date, to:

P.O. Box 2250, Haifa 31021, Israel

Attention: Avital Rosenberg

E-mail: avitalr@rafael.co.il

with a copy (which shall not constitute notice) to:

Tadmor & Co. Yuval Levy & Co.
Azriely Centre, Square Tower, 34th floor
132 Menachem Begin Road, Tel Aviv, Israel
Attention:	Dr. Ophir Nave, Advocate Oded Levy, Advocate
Telephone No.:	972-3-6846000+
Facsimile No.:	972-3-6846001+
E-mail:	ophir@tadmor-levy.com
oded@tadmor-levy.com

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if to the Company, to:

DSIT Solutions Ltd.

Rehavam Zeevi 2,

Givat Shmuel

Telephone:	035313333
Facsimile:	035313322
Attention:	CEO

with a copy (which shall not constitute notice, but may serve as a service of process on behalf of any Seller, if required) to:

Joel Stein, Pearl Cohen Zedek Latzer Baratz, Azrieli Center, Round Tower, 18th Floor, Tel Aviv

Telephone: 036073777

Facsimile: 09 972 8001

Attention: Joel Stein

E-mail: Joels@pzclaw.com

if to the Shareholders Representative and to any Seller, to:

Michael Barth

Rehavam Zeevi 2,

Givat Shmuel

Telephone:	035313333; 0544202878
Facsimile:	035313322
Attention:	Michael Barth
E-mail:	barthm@dsit.co.il

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto in accordance with this Section 12.06.

Section 12.07 Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 12.08 Remedies

All rights and remedies of any party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

Section 12.09 Specific Performance.

The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity, in each case without the requirement of posting any bond or other type of security.

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Section 12.10 Set-off.

To the extent that the Purchaser or any other Purchaser Indemnified Party is entitled to any payment from any Seller under this Agreement or any Transaction Document, including, without limitation, payment under the indemnification provisions of Article X or Section 2.02 (Consideration), notwithstanding anything to the contrary in this Agreement, the Purchaser shall be entitled to offset such amount from any payment due and payable or that may become due and payable to any of the Sellers in accordance with Section 2.02, the Earnout Schedule or otherwise in accordance with any Transaction Document, provided however that no set-offs shall be made against salaries and/or any employment related benefits of any of the Key Employees. If any payment to any Sellers under this Agreement or the Transaction Documents, including any payment of the Purchase Price (which in turn includes any Earnout Payment), becomes due in accordance with this Agreement while a claim for indemnification that would be subject to offset against such payment is pending and not yet finally resolved, then the Purchaser may withhold such portion of such payment that it determines in good faith would be necessary to satisfy such pending claim.

Section 12.11 Expenses.

Whether or not the Closing occurs, and except as specifically and expressly provided otherwise in this Agreement, all costs and expenses incurred in connection with the negotiation, execution and performance of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby, including all third-party legal, accounting, financial advisory, consulting or other fees and expenses incurred in connection with the Transactions, shall be paid by the party incurring such cost or expense.

Section 12.12 Transfer Taxes.

All transfer, documentary, sales, use, stamp, registration and other Taxes and fees incurred in connection with or arising or resulting from this Agreement (collectively, “Transfer Taxes”) shall be the sole responsibility and liability of, and paid by, the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. Each Seller and the Shareholders Representative shall provide the Purchaser with evidence satisfactory to the Purchaser that such Transfer Taxes have been paid by the Sellers.

Section 12.13 Interpretation.

Each of the parties acknowledges that it had assessed the risk, uncertainties and benefits of the transactions contemplated by this Agreement and each Transaction Document to which it is a party, and that it was represented by legal counsel in the negotiation, execution and delivery of the Transaction Documents. Accordingly, and based on the foregoing facts, among other factors, each party acknowledges and agrees that, for purposes of interpreting this Agreement or any other Transaction Document, no party has had any preference in the design of the provisions of this Agreement (within the meaning of Section 25(b1) of the Contracts Law (General Part), 1973 (as amended)).

Section 12.14 Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in PDF format (or the like) or by facsimile transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement as an original.

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IN WITNESS WHEREOF the Parties have signed this Share Purchase Agreement as of the date first hereinabove set forth.

DSIT SOLUTIONS LTD.:

By:
Name:
Title:

ACORN ENERGY INC.:

By:
Name:
Title:

RAFAEL ADVANCED DEFENSE SYSTEMS LTD.:

By:
Name:
Title:

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